EXHIBIT 10.2

WIND TURBINE SUPPLY AGREEMENT

between

MADISON GAS AND ELECTRIC COMPANY

as Buyer

and

VESTAS-AMERICAN WIND TECHNOLOGY, INC.

as Supplier

for the

TOP OF IOWA PHASE III PROJECT

Dated as of September 29, 2006

ARTICLE 1. DEFINITIONS AND RULES OF INTERPRETATION

1.1

Definitions

1.2

Recitals, Articles, Sections and Exhibits

1.3

Gender

1.4

Successors and Assigns

1.5

Day

1.6

Grammatical Forms

1.7

References to Documents

ARTICLE 2. CONDITIONS PRECEDENT

2.1

Conditions Precedent to Supplier’s Obligations

2.2

Conditions Precedent to Commencement of Equipment Supply Obligations at Project Site

ARTICLE 3. SUPPLIER’S OBLIGATIONS

3.1

Supplier’s Obligations to Perform the Equipment Supply Obligations

3.2

Exclusions from Equipment Supply Obligations

3.3

Supplier Permits

3.4

Financing Cooperation

3.5

Security of Turbine Equipment

3.6

Contracts, Documents, and Other Deliverables.

3.7

Project Schedule

3.8

Delivery of Wind Turbine Components.

3.9

Commissioning and Final Completion.

3.10

Consumable Parts

3.11

Standard of Performance of Equipment Supply Obligations

3.12

Supplier’s Manager

3.13

Subcontractors and Vendors

3.14

Cooperation of Supplier, Buyer and BOP Contractors

3.15

Supplier Safety Program

3.16

Emergencies

3.17

Cooperation Regarding Commercial Operation

3.18

Liens.

3.19

Taxes

3.20

Technical Advisors.

ARTICLE 4. CONTRACT PRICE AND PAYMENT

4.1

Contract Price.

4.2

Payment of Contract Price

4.3

Fuel Adjustments

4.4

Equipment Option Adjustment

4.5

Invoicing.

4.6

Disputed Payments

4.7

Late Payments

ARTICLE 5. BUYER’S OBLIGATIONS

5.1

Buyer’s Obligation to Accept and Pay for Equipment Supply Obligations

5.2

Notice to Proceed

5.3

Buyer’s Obligation to Complete Balance of Plant

5.4

Scheduling

5.5

Right of Access.

5.6

Transportation Access.

5.7

Loading, Unloading and Delivery Device Return

5.8

Installation, Assembly, Erection and Mechanical Completion of Turbine Equipment

5.9

Qualifications; Operation

5.10

BOP Contractors

5.11

Cooperation of Supplier, Buyer and BOP Contractors

5.12

Cooperation Regarding Punch List

5.13

Site Storage of Wind Turbines, Equipment and Materials

5.14

Buyer Permits

5.15

Security of Turbine Equipment and Safety

5.16

Traffic

5.17

Standard of Performance of Balance of Plant Work

5.18

Contracts, Documents, and Other Deliverables.

5.19

Buyer’s Manager

5.20

Taxes

5.21

Inspection of Balance of Plant Work

5.22

Hazardous Site Conditions

5.23

Soil and Subsurface Conditions

5.24

FAA Lighting

5.25

Tower Foundation Templates

ARTICLE 6. SCHEDULE

6.1

Commencement

6.2

Delivery Delays.

6.3

Final Completion, SCADA Completion and Punch List

6.4

Payment of Liquidated Damages

6.5

Liquidated Damages Not a Penalty

6.6

Sole and Exclusive Remedy

ARTICLE 7. PROJECT COMPLETION

7.1

Wind Turbine Mechanical Completion

7.2

Wind Turbine Commissioning Completion

7.3

Final Completion

7.4

SCADA Completion

7.5

Buyer Milestone Completion, Notification and Approval.

7.6

Mechanical Completion Date

7.7

Supplier Milestone Completion, Notification and Approval.

7.8

Punch List Preparation

ARTICLE 8. TITLE, RISK OF LOSS, CARE, CUSTODY AND CONTROL  AND SECURITY INTEREST

8.1

Transfer of Title and Risk of Loss

8.2

Purchase Money Security Interest.

ARTICLE 9. LICENSE AGREEMENT

9.1

Grant of License

9.2

No Copies

9.3

Proprietary Notices

9.4

No Reverse Engineering

9.5

Prohibited Uses

9.6

Restrictions on Transfer

9.7

Owned by Supplier

9.8

Government End Users

9.9

Export Restrictions

ARTICLE 10. EXCUSABLE EVENTS

10.1

Excusable Events

10.2

Change Order for Excusable Event

10.3

Procedures upon Excusable Event or Force Majeure

10.4

Burden of Proof

10.5

Contract Price Adjustments Due to Force Majeure Events

ARTICLE 11. CHANGE ORDERS

11.1

Change Order

11.2

Change Order Process

11.3

No Change

ARTICLE 12. INSURANCE

ARTICLE 13. LIMITATIONS ON LIABILITY

13.1

Overall Limitation of Liability

13.2

Consequential Damages

13.3

Releases Valid in All Events

13.4

Survival

ARTICLE 14. CONFIDENTIALITY AND PUBLICITY

14.1

Confidential Information.

14.2

Publicity

14.3

Survival

ARTICLE 15. REPRESENTATIONS AND WARRANTIES OF SUPPLIER

15.1

Due Organization; Valid Existence; Qualified to do Business

15.2

Due Authorization

15.3

Execution and Delivery

15.4

Governmental Approvals

15.5

Permits

ARTICLE 16. REPRESENTATIONS AND WARRANTIES OF BUYER

16.1

Due Organization; Valid Existence; Qualified to do Business

16.2

Due Authorization

16.3

Execution and Delivery

16.4

Governmental Approvals

16.5

Permits

16.6

Accuracy of Information

16.7

Correct Project Commercial Information

ARTICLE 17. DEFAULT AND TERMINATION

17.1

Supplier Defaults

17.2

Buyer Defaults

17.3

Cure of an Event of Default

17.4

Event of Default Remedies.

17.5

Termination For Buyer Event of Default

17.6

Termination For Supplier Event of Default

17.7

Termination For Force Majeure Event

17.8

Limitations on Transfer of Title Upon Termination

17.9

Surviving Obligations

ARTICLE 18. INDEMNIFICATION FOR THE EQUIPMENT SUPPLY OBLIGATIONS  AND INDEMNIFICATION FOR INFRINGEMENT

18.1

Indemnification By Buyer

18.2

Indemnification By Supplier

18.3

Comparative Negligence

18.4

Indemnity from Liens

18.5

Indemnification Procedure

18.6

Buyer’s Hazardous Substance Indemnity

18.7

Infringement Indemnification

18.8

Availability of Insurance

18.9

Survival

ARTICLE 19. ARBITRATION

19.1

Arbitration Procedure

19.2

Attorneys’ Fees

19.3

Performance During Dispute

19.4

Third Parties

19.5

Language

19.6

Survival

ARTICLE 20. GENERAL PROVISIONS

20.1

Waiver

20.2

Right of Waiver

20.3

Successors and Assigns

20.4

Notices

20.5

Governing Law

20.6

Consent to Jurisdiction

20.7

Amendments

20.8

Entire Agreement

20.9

Certain Expenses

20.10

Conflicting Provisions

20.11

No Partnership Created

20.12

Survival

20.13

Further Assurances

20.14

Counterparts

20.15

NO IMPLIED WARRANTIES

20.16

Headings

20.17

No Rights in Third Parties

20.18

Severability

20.19

Joint Effort

20.20

Effectiveness

20.21

English Language Documents

20.22

Notices, Consents and Approvals in Writing

List of Exhibits

Exhibit A

Scope Description and Division

1.1

Supplier’s Scope of Supply

1.2

Buyer’s Scope of Supply and Work

1.3

Detailed Task Identification and Division in Relation to Interfaces

1.4

Permits

1.5

Lifting and Rigging Tools

Exhibit B

Supplier Milestones and Project Schedule

B.1

Supplier Milestones

B.2

Project Schedule

Exhibit C

Pricing and Invoicing

C.1

Contract Price Specification

C.2

Payment Schedule

C.3

Form of Application for Payment

C.4

Supplier’s Account Information

Exhibit D

Turbine Equipment Specification

D.1

Wind Turbine Specification

D.1.1

General Specification V82 – 1,65 MW

D.1.2

Wind Turbine Single-Line Diagram

D.1.3

Electrical Data

D.1.4

Advanced Grid (LVRT) Option

D.1.5

Low Temperature Package

D.1.6

Power Factor Correction

D.2

SCADA System Technical Specification

D.2.1

SCADA System Description

D.2.2

VestasOnline Business Solutions Hardware Specification

D.2.3

VestasOnline Business Solutions Software Specification

D.3

Tower

D.3.1

Tower Drawing

D.3.2

Tower Foundation Loads, Conduit Placement, Grounding Requirements and Template Ring Drawing

D.4

Installation Manual

Exhibit E

Balance of Plant Specifications

E.1

Access, Offloading and Storage Specifications

E.2

Fiber Cable Handling Instructions

E.3

Fiber Optic Layout

Exhibit F

Forms of Documents to be Executed and Delivered

F.1

On Effective Date

F.1.1

Form of Service Agreement

F.1.2

Form of Warranty Agreement

F.2

Before Commencement Date

F.2.1

Form of Notice to Proceed

F.2.2

Form of Buyer Parent Guaranty

F.2.3

Form of Supplier Parent Guaranty

F.2.4

Insurance Requirements

F.3

During Delivery, Mechanical Completion and Commissioning

F.3.1

Form of Change Order

F.3.2

Form of Shipping Certificate

F.3.3

Form of Delivery Certificate

F.3.4

Form of Delayed Delivery Certificate

F.3.5

Mechanical Completion Checklist

F.3.6

Form of Mechanical Completion Certificate

F.3.7

Commissioning Completion Checklist

F.3.8

Form of Commissioning Completion Certificate

F.3.9

Form of Delayed Commissioning Completion Certificate

F.3.10

Form of Final Completion Certificate

F.3.11

Form of Delayed Final Completion Certificate

F.3.12

SCADA Completion Checklist

F.3.13

Form of SCADA Completion Certificate

Exhibit G

List of Technical Documentation and Technical Documentation Delivery Schedule

G.1

Supplier Documents and Deliverables

G.2

BOP Documents and Deliverables

Exhibit H

Buyer’s Information

H.1

List of Wind Turbine Coordinates

H.2

Site Plan

H.3

Site Description

H.4

Climatic Data Sheet

H.5

Grid Connection Form

H.6

Electrical One-Line Diagram

Exhibit I

Supplier Safety Program and Site Rules

I.1

Supplier Safety Program

I.2

Supplier Site Rules

Exhibit J

Unloading and Loading Time Periods, Delivery Device Return Schedule and Demurrage Charges

Exhibit K

Customer Training

WIND TURBINE SUPPLY AGREEMENT

THIS WIND TURBINE SUPPLY AGREEMENT is made and entered into as of September 29, 2006 (the “Effective Date”) by and between Vestas-American Wind Technology, Inc., a California corporation (hereinafter “Supplier”), and Madison Gas and Electric Company, a Wisconsin corporation (hereinafter “Buyer”).  Buyer and Supplier are sometimes hereinafter referred to individually as a “Party” and together as the “Parties.”

RECITALS:

A.

WHEREAS, Buyer is developing a certain wind turbine electric generating facility in Town of Joice, Worth County, Iowa (the “Project”) located at the site described in Exhibit  (the “Project Site”).

B.

WHEREAS, Buyer wishes to obtain and Supplier wishes to supply the Turbine Equipment, as described herein, and to perform certain commissioning work, as described herein, for the Project, on the terms and subject to the conditions of this Agreement.

C.

WHEREAS, Supplier wishes to grant to Buyer, and Buyer wishes to receive from Supplier, a non-exclusive, limited license to use certain of Supplier’s intellectual property on the terms and subject to the conditions of this Agreement.

D.

WHEREAS, upon completion of certain supply and commissioning activities, as described herein, Buyer wishes to procure from Supplier and Supplier wishes to provide certain warranties and maintenance services in accordance with the Warranty Agreement and the Service Agreement being executed concurrently herewith.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 2.

DEFINITIONS AND RULES OF INTERPRETATION

2.1

Definitions

.  Initially-capitalized terms used in this Agreement (including the preamble and Recitals hereto) without other definition shall have the meanings specified below:

“AAA” has the meaning set forth in Section .

“Access Roads” means the access roads identified in Exhibit  and more particularly described in Exhibit .

“Actual Hedge Rate” has the meaning set forth in Section .

“Actual Hedging Date” has the meaning set forth in Section .

“Adjustable Portion” has the meaning set forth in Section .

“Affiliate” means, as to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person in question.  For the purposes of this definition, the concept of “control,” when used with respect to any specified Person, shall signify the possession of the power to direct the management and policies of such Person, whether through the ownership of voting securities or partnership or other ownership interests or otherwise.

“Agreement” means this Wind Turbine Supply Agreement including all Exhibits attached hereto, as the same may be amended, modified or supplemented from time to time, and any Change Orders agreed to by the Parties.

“Alternate Delivery Location” has the meaning set forth in Section .

“Anticipated Delivery Date” means the anticipated date for delivery of the relevant Component as specified in the Project Schedule on the Effective Date.

“Anticipated Hedging Date” has the meaning set forth in Section .

“Applicable Laws” means all laws, ordinances, statutes, rules, regulations, orders, and decrees of any Governmental Authority having jurisdiction over the Parties hereto, the Project or the Parties’ obligations under this Agreement as the same may be modified, amended or repealed from time to time.

“Application for Payment” has the meaning set forth in Section .

“Arbitration Notice” has the meaning set forth in Section .

“Balance of Plant Specifications” means the specifications set forth in Exhibit  and .

“Balance of Plant Work” has the meaning set forth in Section .

“Blade Set” means the Hub and a complete set of three (3) blades for a Wind Turbine.

“BOP Contract” means any contract, term sheet, memorandum of understanding or other agreement, whether oral or written, between Buyer and any BOP Contractor.

“BOP Contractor” means those Persons, other than Supplier, with whom Buyer contracts or subcontracts, to perform work in connection with the Project, including sub-subcontractors.  “BOP Contractors” may also include Buyer in the event Buyer elects to perform any work in connection with the Project.

“BOP Documents and Deliverables” has the meaning set forth in Section .

“BOP Requirements” has the meaning set forth in Section .

“Builder’s All- Risk Policy” has the meaning set forth in Exhibit .

“Business Day” means every day other than a Saturday, Sunday or a day on which banks are required or authorized by law or executive order to close in the State of Oregon, the State of New York or the State in which the Project is located.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer Event of Default” has the meaning set forth in Section .

“Buyer Indemnified Party” has the meaning set forth in Section .

“Buyer Parent” means MGE Energy, Inc., a Wisconsin corporation.

“Buyer Parent Guaranty” means the guaranty issued by Buyer Parent substantially in the form of Exhibit .

“Buyer Permits” has the meaning set forth in Section .

“Buyer Responsible Parties” has the meaning set forth in Section .

“Buyer’s Manager” has the meaning set forth in Section .

“Change in Law” means (A) after the Effective Date, the enactment, adoption, promulgation, modification or repeal of any Applicable Law; or (B) the imposition of any material conditions on the issuance or renewal of any applicable Permit after the Effective Date (notwithstanding the general requirements contained in any applicable Permit at the time of application or issue to comply with future laws, ordinances, codes, rules, regulations or similar legislation).

“Change Order” has the meaning set forth in Section .

“Change Order Information” has the meaning set forth in Section .

“Climatic Data Sheet” means the fully completed climatic data sheet attached as Exhibit .

“Collateral” has the meaning set forth in Section .

“Collection Line” means the underground electrical lines and above ground electrical lines with which the Project is to be interconnected, complete with junction boxes, splices and other hardware.

“Commencement Date” has the meaning set forth in Section .

“Commissioning” means the performance of those activities described on the Commissioning Completion Checklist prior to Commissioning Completion.

“Commissioning Completion” has the meaning set forth in Section .

“Commissioning Completion Certificate” means a certificate in the form of Exhibit .

“Commissioning Completion Checklist” means the checklist attached as Exhibit .

“Commissioning Completion Date” means the earlier of (i) the date on which Commissioning Completion occurs or is deemed to have occurred for a Wind Turbine or (ii) the date on which Supplier submits a Delayed Commissioning Completion Certificate to Buyer for a Wind Turbine in accordance with Section 4.2.4.

“Completion Certificate” means a Shipping Certificate, a Delivery Certificate, a Delayed Delivery Certificate, a Commissioning Completion Certificate, a Delayed Commissioning Completion Certificate, a Final Completion Certificate, a Delayed Final Completion Certificate, a SCADA Completion Certificate, as applicable.

“Component” means a Turbine Nacelle, blade, Hub or Tower section, as applicable.

“Confidential Information” has the meaning set forth in Section .

“Contract Documents” means, collectively, this Agreement, the Warranty Agreement and the Service Agreement, as each may be amended from time to time.

“Contract Price” has the meaning set forth in Section , as the same may be adjusted from time to time pursuant to the terms hereof.

“Conversion Rate” means the Dollar to Euro exchange rate from an internationally recognized bank of good reputation selected by Buyer obtained by Supplier at the time of any conversion pursuant to clause (ii) of the last sentence of Section 4.1.2.

“Crane Pads” means the crane pads at the locations described in Exhibit .

“Delay Liquidated Damages” has the meaning set forth in Section .

“Delayed Commissioning Completion Certificate” means a certificate in the form of Exhibit .

“Delayed Delivery Certificate” means a certificate in the form of Exhibit .

“Delayed Final Completion Certificate” means a certificate in the form of Exhibit .

“Delivery Certificate” means a certificate in the form of Exhibit  or .

“Delivery Devices” mean the parts container, the Hub stands, the nootenbooms, the frames and racks for the blades and Turbine Nacelles and such other items listed on .

“Delivery Payment” means the payment described in Section  hereof.

“Delivery Point” means (i) the location(s) at the Project Site, including the Storage and Lay-down Areas or the Crane Pads, designated by Buyer  (ii) the Alternate Delivery Location, if Buyer requests that Supplier conclude its delivery obligation with respect to any Turbine Equipment at such Alternate Delivery Location or (iii) any other location mutually agreed to in writing by the Parties after the Effective Date.

“Disclosing Party” has the meaning set forth in Section .

“Dispute” has the meaning set forth in Section .

“Dollar” or “$” means a dollar of the US.

“Down Payment” has the meaning set forth in Section .

“Down Payment Percentage” has the meaning set forth in Section .

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, environmental release or threatened environmental release of any Hazardous Substance or to health and safety matters, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. §§ 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; and any state and local counterparts or equivalents, in each case as amended from time to time.

“Equipment Supply Obligations” has the meaning set forth in Section .

“EURO” means the single lawful currency of the participating member states of the European Union.

“Event of Default” means either a Buyer Event of Default or a Supplier Event of Default, as applicable.

“Ex Works” means the completed manufacturing and assembly of the Turbine Equipment, or any Component thereof, (except to the extent further assembly thereof on the Project Site is contemplated by the Technical Specifications or the Balance of Plant Specifications) and made available for transportation from Supplier’s or the applicable Vendor’s manufacturing facilities to the Project Site.

“Excusable Event” has the meaning set forth in Section .

“FAA Lighting” means any obstruction or other warning light systems to be placed on the Turbine Equipment.

“Final Completion” has the meaning set forth in Section .

“Final Completion Certificate” means a certificate in the form of Exhibit .

“Final Completion Date” means the earlier of (i) the date on which Final Completion is achieved or deemed to have been achieved or (ii) the date on which Supplier submits a Delayed Final Completion Certificate to Buyer in accordance with Section .

“Financing Party” means any and all lenders providing senior or subordinated construction, interim or long-term debt financing or refinancing to Buyer for the purchase, installation or operation of the Turbine Equipment or the Project.

“Force Majeure Event” means any event which is not within the reasonable control of the Party affected, and with the exercise of due diligence, could not reasonably be prevented, avoided or removed by such Party, and does not result from such Party’s negligence or the negligence of its agents, employees or subcontractors, which causes the Party affected to be delayed, in whole or in part, or unable to partially or wholly perform its obligations under this Agreement (other than a lack of funds or finances or any obligation for the payment of money), including: natural disasters; landslides; drought; fire; flood; extreme weather conditions, including those affecting visibility; during a time when Wind Turbines are to be Commissioned or during start-up testing: wind speeds greater than 20m/s or less than 4m/s; during a time work is to be performed in a Hub: wind speeds greater than 15m/s; at all other times work is to be performed on the Turbine Equipment, wind speeds greater than 20m/s; ambient temperatures are outside of the operating parameters for the Wind Turbines described in the Technical Specifications; the interconnected electricity transmission or distribution system, including applicable substations, operating outside of the operating parameters of the Wind Turbines described in the Technical Specifications; wind shear; earthquake; lightning; hail; hurricanes; tornados; tsunamis; ice and ice storms; perils of sea; volcanic activity; epidemic; war (whether declared or undeclared) or other armed conflict; acts of God or the public enemy; riot; explosions; civil disturbance; sabotage; strikes, lockouts or labor disputes (except for strikes, lockouts or labor disputes isolated to the Party claiming Force Majeure); vandalism; terrorism or threats of terrorism; action, ruling, decree or injunction of a Governmental Authority; blockades; accidents in shipping or transportation (but solely to the extent such accident would itself be a Force Majeure Event if the Person shipping or transporting were a party hereto); and the closing of or congestion (beyond reasonably foreseeable levels) in any harbor, dock, port, canal or area adjunct thereto.  Force Majeure Events include the failure of a subcontractor or supplier to furnish labor, services, materials or equipment in accordance with its contractual obligations (but solely to the extent such failure is itself due to a Force Majeure Event).  Force Majeure Events shall not include (a) a Party’s financial inability to perform under this Agreement, (b) a failure of equipment except if caused by a Force Majeure Event, (c) unavailability of spare parts except if caused by a Force Majeure Event or (d) sabotage by employees, agents or any subcontractors of the Party claiming the Force Majeure Event.

“Fuel Price” means the 30-day rolling average price of bunker fuel IFO380 in Rotterdam as published on the web site http://www.bunkerworld.com/markets/prices/nl/rtm/30day (or if such price shall cease to be published, such other price as may be reasonably agreed by Buyer and Supplier).

“Fuel Price ED” means the Fuel Price for the 30-day period ending on the Effective Date, being $275.50 per metric ton.

“Fuel Price EWD” means the Fuel Price for the last 30-day period for which the Fuel Price is published ending prior to the date of Ex Works of the last Wind Turbine for the Project.

“Governmental Authority” means any federal, state, local, municipal or other governmental, regulatory, administrative, judicial, public or statutory instrumentality, court or governmental tribunal, agency, commission, authority, body or entity, or any political subdivision thereof, having legal jurisdiction over the matter or Person in question.

“Guaranteed Delivery Dates” means the applicable guaranteed delivery date set forth in the Project Schedule as the same may be modified in accordance with the terms and conditions of this Agreement.

“Hazardous Substances” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Bank” means any internationally recognized bank of good reputation, as may be reasonably selected by Supplier.

“Hub” means the hub of a Wind Turbine to which the blades are attached, as described in .

“INCOTERMS 2000” means the International Rules for the Interpretation of Trade Terms as prepared by the International Chamber of Commerce and as may be amended, supplemented or replaced from time to time.

“Indemnified Party” has the meaning set forth in Section .

“Indemnifying Party” has the meaning set forth in Section .

“Initial Response Period” has the meaning set forth in Section .

“Installation Manual” means the installation manual attached as Exhibit .

“Intellectual Property” means recognized protectable intellectual property of Supplier or Supplier Parent, their respective Affiliates or third parties from whom Supplier has obtained rights, such as patents, copyrights, corporate names, trade names, trademarks, trade dress, service marks, applications for any of the foregoing, software, firmware, trade secrets, mask works, industrial design rights, rights of priority, know how, design flows, methodologies and any and all intangible protectable proprietary information that is legally recognized.

“Interconnecting Utility” means Interstate Power and Light Company.

“LIBOR” means the one month London Interbank Offered Rate published in The Wall Street Journal on the last Business Day of the most recent calendar month.

“Licensed Materials” means (i) training processes and the contents of service and maintenance manuals, including any updates thereto, and (ii) software and firmware, if any, contained within the Turbine Equipment, including any updates thereto.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Lifting and Rigging Tools” means those tools set forth on Exhibit .

“Losses” means any and all claims, judgments, demands, damages, fines, losses, liabilities, interest, awards, penalties, causes of action, litigation, lawsuits, administrative proceedings, administrative investigations, costs and expenses, including, reasonable attorneys’ fees, court costs, and other reasonable costs of suit arbitration, dispute resolution or other similar proceedings.

“Maximum Level” has the meaning set forth in Section 4.1.2.

“Maximum Liability” means the Contract Price without giving effect to reductions of the Contract Price due to Supplier’s payment of liquidated damages, if any, under this Agreement.

“Mechanical Completion” has the meaning set forth in Section .

“Mechanical Completion Certificate” means a certificate in the form of Exhibit .

“Mechanical Completion Checklist” means the checklist attached as Exhibit .

“Mechanically Complete Wind Turbine” means a Wind Turbine that has achieved Mechanical Completion pursuant to Section .

“Notice to Proceed” means a Written Notice in the form of Exhibit  issued by Buyer in accordance with this Agreement directing Supplier to commence the Equipment Supply Obligations under this Agreement.

“Operating Manual” means the complete system of instructions and procedures for the operation and maintenance of the Turbine Equipment, which consists of: (a) the Operation & User Manual, Content & Documentation Guideline, V82-1.65 Mk2 & NM82/1650 Ver. 2, DLH 22000582-01; (b) the Service Manual, V82-1.65 vers, DLH 22000341-03 EN, 2005-07-01; (c) Electrical Line Diagrams, V82-1.65 MW 600V 60HZ UL Tropical -20deg.C & Arctic; and (d) any safety and service bulletins issued by Supplier from time to time.

“Outside Commencement Date” means the date that is the latest of (i) two (2) Business Days following delivery of the executed Supplier Parent Guaranty pursuant to Section 3.6.3, (ii) two (2) Business Days following delivery of the certificates of insurance from Supplier contemplated in Article 12 and Exhibit F.2.4 and (iii) seven (7) days after the Effective Date.

“Overpayment” has the meaning set forth in Section .

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Payment Schedule” means the schedule for payment of the Contract Price as set forth in Exhibit .

“Permanent Grid Energization” means the ability of the Collection Line and the electricity transmission grid to which the Project is to be interconnected (i) to accept delivery, on a sustainable basis, of electricity generated by each Wind Turbine and (ii) to deliver sufficient electrical power to each Wind Turbine to allow Commissioning to occur.

“Permanent Grid Energization Date” means the date set forth in the Project Schedule for achieving Permanent Grid Energization.

“Permit” means any valid waiver, exemption, variance, franchise, permit, authorization, license or similar order of or from, or filing or registration with, or notice to, any Governmental Authority having jurisdiction over the matter in question.

“Person” means any individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization, joint venture, governmental or political subdivision or agency thereof.

“Project” has the meaning set forth in Recital A.

“Project Schedule” means the schedule attached hereto as Exhibit  as the same may be modified from time to time in accordance with Section .

“Project Site” has the meaning set forth in Recital A.

“Project Site Data” means the Project Site data gathered or prepared by or on behalf of Buyer and provided to Supplier consisting of (a) the information contained in Exhibit H, (b) complete wind resource and relevant site data (including the topographic characteristics of the Project Site), (c) a summary of historical climatic conditions at the Project Site available to Buyer for the Project Site, including a one-year wind data series with ten (10) minute statistics from a representative position on the Project Site, (d) a fully complete set of the data required for the Climatic Data Sheet, and (e) a wind rose and data on extreme wind and turbulence conditions.

“Prudent Wind Industry Practices” means, in connection with the design and construction of wind power generation systems of a type and size and having geographical and climatic attributes similar to the Project, those practices, methods, specifications and standards of safety, performance, dependability, efficiency and economy generally recognized by industry members in the United States as good and proper, and such other practices, methods or acts which, in the exercise of reasonable judgment by those reasonably experienced in the industry in light of the facts known at the time a decision is made, would be expected to accomplish the result intended at a reasonable cost and consistent with Applicable Laws, reliability, safety and expedition.  Prudent Wind Industry Practices are not intended to be limited to the optimum practices, methods or acts to the exclusion of all others, but rather to be a spectrum of good and proper practices, methods and acts.

“Punch List” has the meaning set forth in Section .

“Punch List Holdback Amount” has the meaning set forth in Section .

“Real Property Rights” means all rights in or to real property, including leases, agreements for use or access, Permits, easements, licenses, rights of way, and utility and railroad crossing rights required to be obtained or maintained in connection with construction or operation of the Project on the Project Site and transmission of electricity to the point of delivery.

“Receiving Party” has the meaning set forth in Section .

“Rules” has the meaning set forth in Section .

“Sales Taxes” means all sales, services, use or similar taxes (including any and all items of withholding, deficiency, penalty, interest or assessment related thereto) imposed by any Governmental Authority in connection with the purchase of the Turbine Equipment, the Equipment Supply Obligations or the performance of Supplier’s other obligations under this Agreement.

“SCADA Completion” has the meaning set forth in Section .

“SCADA Completion Certificate” means a certificate in the form of Exhibit .

“SCADA Completion Checklist” means the checklist attached as Exhibit .

“SCADA System” means the remote control and monitoring system for the Wind Turbines, as more particularly described in Exhibit .

“Service Agreement” means that certain Service and Maintenance Agreement dated as of the date hereof by and between Buyer and Supplier for the Turbine Equipment.

“Shipping Certificate” means a certificate in the form of Exhibit .

“Site Plan” means the design and layout for the Project, as set forth on Exhibit .

“Soil or Subsurface Condition” means any soil, geotechnical and subsurface conditions including geological conditions, types of surface or subsurface soil, the presence of caverns or voids, religious artifacts, archaeological items, biological matter, the presence of Hazardous Substances at the Project Site or Alternate Delivery Location, the location and condition of underground pipelines and conduits or other manmade structures, materials or equipment.

“Storage and Lay-down Areas” means the storage and lay-down areas at the locations described in  as more particularly described in Exhibit .

“Subcontract” means any contract, agreement, purchase order, arrangement or understanding between Supplier and a Subcontractor in respect of the Equipment Supply Obligations.

“Subcontractors” means any subcontractor of services to Supplier in connection with the performance of Equipment Supply Obligations at the Project Site.

“Supplier” has the meaning set forth in the preamble to this Agreement.

“Supplier Documents and Deliverables” has the meaning set forth in Section .

“Supplier Event of Default” has the meaning set forth in Section .

“Supplier Indemnified Party” has the meaning set forth in Section .

“Supplier Milestones” means delivery of the Turbine Equipment, Commissioning Completion, Final Completion, SCADA Completion and such other milestones identified in Exhibit  for which Supplier is responsible for achieving.

“Supplier Parent” means Vestas Wind Systems A/S, a company organized under the laws of the Kingdom of Denmark.

“Supplier Parent Guaranty” means the guaranty of Supplier Parent substantially in the form of Exhibit .

“Supplier Permits” has the meaning set forth in Section .

“Supplier Requirements” has the meaning set forth in Section .

“Supplier Responsible Parties” has the meaning set forth in Section .

“Supplier’s Manager” has the meaning set forth in Section .

“Taxes” means any and all forms of taxation, charges, duties, imposts, levies and rates whenever imposed by the US or the State in which the Project is located or any other Governmental Authority (other than income taxes and Sales Taxes), including withholding taxes, corporation tax, capital gains tax, capital transfer tax, inheritance tax, water rates, value added tax, customs duties, capital duty, excise duties, betterment levy, stamp duty, stamp duty reserve tax, national insurance, social security or other similar contributions, and generally any tax, duty, impost, levy, rate or other amount and any interest, penalty or fine in connection therewith.

“Technical Specifications” means the technical specifications for the Turbine Equipment as set forth in .

“Third Party Controversy” has the meaning set forth in Section .

“Tower” means a steel tubular tower on which a Wind Turbine will be mounted, including all ladders, platforms, internal lighting, safety equipment and all parts and assemblies necessary for a complete turbine tower, all as described in Exhibit , but specifically excluding bolts, nuts and washers for the Tower Foundation anchors.

“Tower Foundations” means the foundations for the Towers at the locations described in Exhibit .

“Tower Foundation Requirements” means the requirements for the Tower Foundations set forth in Exhibit , including bolt configurations consistent with the Tower Foundation Templates, conduit placement, grounding requirements and foundation load specifications.

“Tower Foundation Templates” means the Tower Foundation template rings identified in Exhibit .

“Turbine Equipment” means the Wind Turbines, Towers in the quantities described in Exhibit , and all other materials and equipment incorporated into the Project by Supplier pursuant to this Agreement.  The term “Turbine Equipment” specifically does not include (a) components comprising the Balance of Plant Work, (b) any authorizations otherwise necessary or appropriate for the erection, ownership or operation of the Project or (c) any rights or authorizations necessary for the production, delivery or sale of electrical power produced by the Wind Turbines, including any Real Property Rights and rights under any power purchase agreements.

“Turbine Nacelle” means the turbine nacelle component of a Wind Turbine, including gearbox, generator, blade pitch controls and nacelle yaw controls, and associated control and ancillary equipment, but excluding the blades, Hubs and Towers.

“US” means the United States of America.

“Vendors” means any supplier of equipment to Supplier or its Affiliates in connection with the performance of the Equipment Supply Obligations.

“Warranty Agreement” means that certain Warranty Agreement dated as of the date hereof by and between Buyer and Supplier for the Turbine Equipment.

“Wind Turbine” means the wind turbine generators purchased by Buyer and supplied by Supplier under this Agreement, each including the following: a Turbine Nacelle, a Blade Set, controller, control panels, and anemometers, all as more particularly described in Exhibit .

“Written Notice” means written notice to any Party to this Agreement which is delivered to the other Party in accordance with the terms of Section  hereof.

2.2

Recitals, Articles, Sections and Exhibits

.  References to Recitals, Articles, Sections and Exhibits are, unless otherwise indicated, to Recitals of, Articles of, Sections of and Exhibits to this Agreement.  All Exhibits attached to this Agreement are incorporated herein by this reference and made a part hereof for all purposes.  References to an Exhibit shall mean the referenced Exhibit and any sub-exhibits, sub-parts, components or attachments included therewith.

2.3

Gender

.  As used in this Agreement, the masculine gender shall include the feminine and neuter and the singular number shall include the plural, and vice versa.

2.4

Successors and Assigns

.  Unless expressly stated otherwise, references to a Person includes its successors and permitted assigns and, in the case of a Governmental Authority, any Person succeeding to its functions and capacities.

2.5

Day

.  As used in this Agreement, references to “days” shall mean calendar days, unless the term “Business Days” is used.  If the time for performing an obligation under this Agreement expires on a day that is not a Business Day, the time shall be extended until that time on the next Business Day.

2.6

Grammatical Forms

.  As used in this Agreement, where a word or phrase is specifically defined, other grammatical forms of such word or phrase have corresponding meanings; the words “herein,” “hereunder” and “hereof” refer to this Agreement, taken as a whole, and not to any particular provision of this Agreement; “including” means “including, for example and without limitation,” and other forms of the verb “to include” are to be interpreted similarly.

2.7

References to Documents

.  As used in this Agreement, all references to a given agreement, instrument or other document shall be a reference to that agreement, instrument or other document as modified, amended, supplemented and restated through the date as of which such reference is made.  Any term defined or provision incorporated in this Agreement by reference to another document, instrument or agreement shall continue to have the meaning or effect ascribed thereto whether or not such other document, instrument or agreement is in effect.

ARTICLE 3.

CONDITIONS PRECEDENT

3.1

Conditions Precedent to Supplier’s Obligations

.  Supplier’s obligation to commence performance of any obligations under this Agreement shall be conditioned upon the satisfaction or waiver of the conditions listed below.  If any condition precedent is not met and Supplier does not waive the condition precedent in writing, then Supplier shall have the right, notwithstanding the cure provisions for Events of Default set forth in Section , to immediately cancel this Agreement, and thereafter shall have no further obligation or liability hereunder.

(i)

Buyer shall have paid to Supplier the non-refundable Down Payment in accordance with Section ; and

(ii)

Buyer shall have obtained and delivered the Buyer Parent Guaranty to Supplier in accordance with Section .

3.2

Conditions Precedent to Commencement of Equipment Supply Obligations at Project Site

.  Supplier’s obligation to commence and complete the Equipment Supply Obligations at the Project Site shall be conditioned upon the satisfaction or waiver of the conditions listed below.  If any condition precedent is not met and Supplier does not waive the condition precedent in writing, then Supplier shall have the right to terminate this Agreement pursuant to Section  of this Agreement.

(i)

Buyer shall have obtained any and all Real Property Rights in and to the Project Site necessary for Supplier to perform its Equipment Supply Obligations;

(ii)

Buyer shall have obtained all Buyer Permits necessary for Supplier to perform its Equipment Supply Obligations; and

(iii)

Buyer shall have delivered the Down Payment, Notice to Proceed and Buyer Parent Guaranty such that the Commencement Date occurs on or before the Outside Commencement Date.

ARTICLE 4.

SUPPLIER’S OBLIGATIONS

4.1

Supplier’s Obligations to Perform the Equipment Supply Obligations

.  Subject to, and in accordance with, the terms and conditions of this Agreement, Supplier hereby agrees to perform, or cause to be performed, all of the following (collectively, the “Equipment Supply Obligations”):

4.1.1

sell, procure, supply, transport, deliver to the Delivery Point, test, start-up and Commission the Turbine Equipment and take such other actions with respect to the Turbine Equipment determined by Supplier, in its sole discretion, as necessary to accomplish the foregoing, all as further described in Exhibits  and ; and

4.1.2

procure, provide and pay for all materials, equipment, machinery, tools, consumables, labor, transportation, supervision, management, administration and other services and items incidental in performing the foregoing.

4.2

Exclusions from Equipment Supply Obligations

.  Notwithstanding anything herein to the contrary, Supplier shall not be responsible for unloading, storing, assembling, erecting, or installing any Turbine Equipment, materials or parts at the Project Site, and Supplier’s performance obligations shall be excused to the extent that the Buyer does not fulfill its obligations to pay the Contract Price or any portion thereof.

4.3

Supplier Permits

.  Supplier shall obtain and maintain those Permits specifically identified in Exhibit  as being Supplier’s responsibility (the “Supplier Permits”); provided, however, that Buyer shall, at no cost or expense to it, cooperate with Supplier’s reasonable requests to assist Supplier in obtaining the Supplier Permits.  Supplier shall have no responsibility to obtain any other Permits necessary for Buyer to perform its obligations hereunder or to construct, own, operate or maintain the Project; provided, however, that Supplier shall, at no cost or expense to it, cooperate with Buyer’s reasonable requests to assist Buyer in obtaining such Permits.  Reasonably promptly following receipt thereof, Supplier shall deliver copies to Buyer of all such Supplier Permits that are reasonably likely to have an impact on Buyer’s performance of its obligations under this Agreement.

4.4

Financing Cooperation

.  Supplier shall provide such cooperation as Buyer may reasonably request in connection with obtaining financing for the Project; provided, however, that such cooperation does not adversely affect the rights or increase the duties of Supplier under this Agreement or cause Supplier to incur additional expenses in the performance of its obligations hereunder.

4.5

Security of Turbine Equipment

.  Until the Turbine Equipment has been delivered to the Delivery Point, Supplier shall take reasonable steps to protect the Turbine Equipment, and all equipment and materials to be delivered by Supplier to Buyer against damage and theft.  If Buyer’s property is at any time in Supplier’s possession or under Supplier’s control while performing the Equipment Supply Obligations, Supplier shall use reasonable care to protect Buyer’s property.

4.6

Contracts, Documents, and Other Deliverables.

4.6.1

Warranty Agreement.  Supplier shall execute and deliver to Buyer concurrently herewith the Warranty Agreement, in the form of Exhibit .

4.6.2

Service Agreement.  Supplier shall execute and deliver to Buyer concurrently herewith the Service Agreement, in the form of Exhibit .

4.6.3

Supplier Parent Guaranty.  As a material inducement to Buyer to enter into this Agreement, Supplier shall cause to be executed and delivered to Buyer no later than seven (7) days after receipt of the Notice to Proceed, the Supplier Parent Guaranty.

4.6.4

Documents to be Delivered.  Supplier shall deliver to Buyer the documents and deliverables identified in Exhibit  (the “Supplier Documents and Deliverables”) in accordance with the schedule set forth therein.

4.6.5

Tower Foundation Templates.  Not later than sixty (60) days following the Effective Date, Buyer may elect to purchase Tower Foundation Templates from Supplier at a price equal to Twenty Thousand Dollars ($20,000) per Tower Foundation Template by providing Written Notice of such election to Supplier indicating the number of Tower Foundation Templates to be purchased.  If Buyer timely elects to purchase Tower Foundation Templates from Supplier, (i) Supplier shall deliver such Tower Foundation Templates to the Delivery Point by the date that is twelve (12) weeks prior to the first Anticipated Delivery Date and (ii) Buyer shall pay to Supplier the amount set forth in an invoice for Tower Foundation Templates within seven (7) calendar days following receipt thereof and reimburse Supplier for the actual and documented costs of shipping the Tower Foundation Templates to the Delivery Point.

4.6.6

Lifting and Rigging Tools.  Not later than sixty (60) days following the Effective Date, Buyer may elect to order Lifting and Rigging Tools from Supplier at a price equal to Fifteen Thousand Dollars ($15,000) per container of Lifting and Rigging Tools per month by providing Written Notice of such election to Supplier that indicates the number of Lifting and Rigging Tool containers to be furnished and the length of time for which Buyer requests to use such Lifting and Rigging Tools.  If Buyer timely elects to order such Lifting and Rigging Tools, (i) Supplier shall deliver such Lifting and Rigging Tools to the Delivery Point by the date that is four (4) weeks prior to the first Anticipated Delivery Date and (ii) Buyer shall pay to Supplier the amount set forth in an invoice for Lifting and Rigging Tools within seven (7) calendar days following receipt thereof and reimburse Supplier for the actual and documented costs of shipping the Lifting and Rigging Tools to the Delivery Point.  At the expiration of the period for which such Lifting and Rigging Tools are furnished, Buyer shall repack all Lifting and Rigging Tools and either (i) make such Lifting and Rigging Tools available for pick-up at a single location at the Project Site and reimburse Supplier for the actual and documented costs of shipping the Lifting and Rigging Tools from the Delivery Point or (ii) deliver such Lifting and Rigging Tools to the location designated by Supplier in Portland, Oregon at its own cost and expense.  Buyer shall be responsible for any loss or damage to the Lifting and Rigging Tools and shall return such Lifting and Rigging Tools in the same condition as when received from Supplier, ordinary wear and tear excepted.

4.7

Project Schedule

.  Attached hereto as Exhibit  is the initial Project Schedule.  Supplier shall deliver the Turbine Equipment to the Delivery Point, by the applicable Guaranteed Delivery Dates set forth in the Project Schedule.  The other dates for performance of Supplier Milestones are estimated, and not guaranteed, dates.  Neither the Project Schedule nor any milestone date contained therein, including any Guaranteed Delivery Date or the Permanent Grid Energization Date, may be changed unless the same has been modified by a duly executed Change Order.

4.8

Delivery of Wind Turbine Components.

4.8.1

Delivery Arrangements.  Supplier shall deliver the Turbine Equipment to the Delivery Point, DDP, according to INCOTERMS 2000, Supplier shall present a signed Delivery Certificate for countersignature by Buyer in respect of any Component delivered to the Delivery Point hereunder (or, if applicable, the Alternate Delivery Location), and Buyer shall have the right to make reasonable inspections of such equipment to verify the content and condition of the Turbine Equipment deliveries prior to countersigning same.  In the event that Buyer fails to respond to a request for countersignature of a Delivery Certificate within one (1) Business Day, Buyer shall be deemed to have countersigned such certificate.

4.8.2

Early Deliveries.  Upon reasonable advance Written Notice to Buyer, Supplier may deliver any Component to the Delivery Point in advance of the Anticipated Delivery Date if there is adequate storage and security available at the Delivery Point and such early deliveries do not unreasonably interfere with the work to be performed by Buyer and the BOP Contractors.  Supplier shall pay any and all costs associated with such early delivery (including the cost of storage and security) from the date of such early delivery until the Anticipated Delivery Date.

4.8.3

Delayed Delivery.  Without limiting the general provisions of  and , if delivery by Supplier of any Component to the Delivery Point is prevented or delayed (or is reasonably anticipated to be prevented or delayed) after the applicable Anticipated Delivery Date due to an Excusable Event, Supplier shall be entitled to a Change Order in accordance with  and .  Such Change Order shall, among other things, designate a temporary alternate delivery location (the “Alternate Delivery Location”) and provide for cost and schedule adjustments as reasonably necessary to compensate Supplier for the costs and delays associated therewith.

4.9

Commissioning and Final Completion.

4.9.1

Mechanical Completion and Commissioning.

(i)

Mechanical Completion.  Buyer shall complete the assembly, erection, installation and grid connection of the Turbine Equipment delivered hereunder in accordance with the Installation Manual and the procedures contained in the Mechanical Completion Checklist, and, upon completion thereof, shall provide to Supplier a Mechanical Completion Certificate.  Such Mechanical Completion Certificate shall be approved or disputed by Supplier in accordance with the provisions of Section .  Buyer shall accomplish Mechanical Completion of the Wind Turbines by the relevant dates set forth in the Project Schedule and in such sequence and quantities such that Buyer shall not provide to Supplier more than two (2) Mechanically Completed Wind Turbines per Business Day and no more than six (6) Mechanically Completed Wind Turbines within any seven (7) day period.

(ii)

Commissioning.  Not later than seven (7) Business Days after the Mechanical Completion of the applicable Wind Turbine occurs, Supplier shall commence and complete Commissioning of such Mechanically Complete Wind Turbines in accordance with the procedures contained in the Commissioning Completion Checklist; provided, however, that (i) Supplier shall not be obligated to commence Commissioning of a Wind Turbine unless Buyer provides Supplier with appropriate access required therefor and unless Buyer has fully performed its obligations under Section  hereof, and (ii) Supplier shall not be obligated to achieve Commissioning Completion for more than six (6) Wind Turbines within any seven (7) day period.  Upon completion of Commissioning of a Wind Turbine, Supplier shall provide Buyer with a Commissioning Completion Certificate, which shall be approved or disputed by Buyer in accordance with the provisions of Section .

4.9.2

Final Completion.  Following successful completion or deemed completion of the Commissioning of all of the Wind Turbines, Supplier shall deliver to Buyer for countersignature a Final Completion Certificate, which Buyer shall approve or dispute in accordance with the provisions of Section .

4.9.3

SCADA System.  Supplier shall supply and commission the SCADA System for the Project in accordance with the procedures contained in the SCADA Completion Checklist and, upon completion thereof, shall provide to Buyer a SCADA Completion Certificate.  Such SCADA Completion Certificate shall be approved or disputed by Buyer in accordance with the provisions of Section .

4.9.4

Dispute.  Any dispute under this Section  shall be resolved in accordance with .

4.10

Consumable Parts

.  Supplier shall provide all consumable parts necessary or appropriate to perform the Equipment Supply Obligations and achieve Final Completion.

4.11

Standard of Performance of Equipment Supply Obligations

.  Supplier shall perform the Equipment Supply Obligations and all of its obligations hereunder in a workmanlike manner, using new materials, and in compliance, in all material respects, with Applicable Laws, the Supplier Permits, those Buyer Permits, copies of which were delivered to Supplier pursuant to Section , Prudent Wind Industry Practices, the Technical Specifications and the other requirements of this Agreement (collectively, the “Supplier Requirements”), all as more particularly described herein.  If the standards or requirements derived from the foregoing are inconsistent, Supplier shall perform its obligations in accordance with the requirements of the most stringent rule, standard, criteria or guideline.  If there are any conflicts between or among the standards or requirements derived from the foregoing, Supplier shall promptly notify Buyer of the conflict and the Parties shall cooperate and negotiate in good faith such modifications to this Agreement as are necessary to resolve the conflict.

4.12

Supplier’s Manager

.  Supplier shall appoint a single representative, and shall provide prompt Written Notice thereof to Buyer, to act as its manager and coordinator of this Agreement on Supplier’s behalf (the “Supplier’s Manager”).  To the extent practicable, the Supplier’s Manager shall not be replaced without reasonable prior Written Notice to Buyer.  The Supplier’s Manager shall (i) act as the liaison for Supplier’s communications with Buyer, (ii) be responsible for receiving all reports due under this Agreement from Buyer and delivering all reports due hereunder to Buyer, (iii) have authority to act on behalf of Supplier and (iv) have the experience and authority to make reasonably prompt means and methods decisions at the Project Site on a real time basis.  All communications given to or received from the Supplier’s Manager shall be binding on Supplier.  The Supplier’s Manager shall coordinate all activities of Supplier at the Project Site, including reporting activities, scheduling activities, communication activities, and administration.  Notwithstanding the foregoing, the Supplier’s Manager shall not have authority to amend or to modify any of the provisions of this Agreement.

4.13

Subcontractors and Vendors

.  Supplier may locate and procure the services of such Subcontractors and Vendors as in Supplier’s reasonable judgment may be necessary to complete Supplier’s duties and obligations pursuant to this Agreement; provided, however, that no such engagement shall relieve Supplier of any of its duties, responsibilities, obligations or liabilities hereunder.  As between Buyer and Supplier, Supplier shall be solely responsible for the acts, omissions or defaults of its Subcontractors and Vendors engaged pursuant to this Section .  Nothing in this Agreement shall be construed to impose on Buyer any obligation, liability or duty to a Subcontractor or Vendor engaged pursuant to this Section , or to create any contractual relationship between any such Subcontractor or Vendor and Buyer, including any obligation to pay or to see to the payment of any moneys due any such Subcontractor or Vendor.  No Subcontractor or Vendor is intended to be nor shall be deemed a third party beneficiary of this Agreement.

4.14

Cooperation of Supplier, Buyer and BOP Contractors

.  Buyer and Supplier acknowledge that, concurrently with the performance of the Equipment Supply Obligations under this Agreement, BOP Contractors will be performing the Balance of Plant Work on behalf of Buyer pursuant to the BOP Contracts.  During performance of the Equipment Supply Obligations at the Project Site, Supplier shall not unreasonably interfere with BOP Contractors performing Balance of Plant Work and shall cooperate with each BOP Contractor in the performance of the BOP Contractors’ duties under the BOP Contracts to the extent reasonably required to achieve the performance of the BOP Contractors’ obligations under the BOP Contracts and Supplier’s obligations under this Agreement in a timely and efficient manner.

4.15

Supplier Safety Program

.  During performance of the Equipment Supply Obligations at the Project Site, Supplier shall, and shall cause its Subcontractors and their respective agents and employees to, comply with Supplier’s safety program attached as Exhibit I.1 and Supplier’s site rules attached as Exhibit I.2.

4.16

Emergencies

.  In the event of an emergency endangering life or property, Supplier shall promptly notify Buyer of any such emergency.

4.17

Cooperation Regarding Commercial Operation

.  Supplier and Buyer recognize that, following Commissioning Completion of any particular Wind Turbine, Buyer shall be commencing commercial operation of such Wind Turbine, and Supplier shall be continuing completion of Punch List items with respect to the Wind Turbine. Supplier agrees that, during the completion of the Punch List items, it shall make reasonable efforts to minimize interference with the commercial operation of any such Wind Turbine and the Project generally.

4.18

Liens.

4.18.1

No Liens.  Supplier shall not assume, create or suffer to be created by any employee, Subcontractor or Vendor any Lien on the Project Site, the Project, or any portion thereof arising from performance of the Equipment Supply Obligations or Supplier’s obligations hereunder; provided, however, that the foregoing shall not limit Supplier’s or any Subcontractor’s or Vendor’s remedies against Buyer arising under this Agreement or Applicable Law from any due and unpaid liabilities of Buyer arising under this Agreement, including Liens arising therefrom (including mechanic’s Liens and filings permitted by Section ).

4.18.2

Discharge of Liens.  If any Subcontractor or Vendor files a Lien against the Project Site, the Project, or any portion thereof arising from performance of the Equipment Supply Obligations or Supplier’s obligations hereunder in breach of Supplier’s obligations under Section , then Supplier shall:

(i)

promptly, following receipt of written notice of such Lien or of Supplier’s becoming aware of the assertion of such Lien, provide Written Notice thereof to Buyer; and

(ii)

as soon as reasonably practicable, but in no event later than ten (10) Business Days after the date that Supplier receives written notice that the Lien was filed, (a) pay or discharge, and discharge of record, any such Lien for or in respect of the Equipment Supply Obligations or performance of Supplier’s obligations hereunder, (b) pay the appropriate amount into court in order to have the Lien vacated or (c) provide, in its sole discretion, a bond or letter of credit from a surety or commercial bank reasonably acceptable to Buyer in an amount and on terms and conditions reasonably acceptable to Buyer to protect against such Lien; provided, however, that if Supplier has provided evidence reasonably satisfactory to Buyer that Supplier has legitimate defenses regarding any such Lien and has promptly pursued the defense of such Lien, Supplier shall have one hundred and twenty (120) Business Days after receiving written notice of the Lien to take any of the actions described in clauses (a), (b) and (c) of this Section 3.18.2.

4.19

Taxes

.  Supplier shall pay directly all Taxes, including any customs duties, imposts or levies assessed by reason of Supplier’s shipment of the Turbine Equipment to the Delivery Point, incurred in connection with the performance of the Equipment Supply Obligations.  Buyer shall cooperate with reasonable requests of Supplier in any efforts by Supplier to obtain exemption from, or to minimize, any such Taxes.

4.20

Technical Advisors.

4.20.1

Supplier shall provide one (1) or more technical advisors to Buyer at the Project Site for up to forty (40) consecutive days in accordance with Section .  To the extent that the technical advisors are required to remain at the Project Site beyond such period of time, Buyer shall pay Supplier for additional time as reasonably documented by Supplier in accordance with Supplier’s then-current rate schedule for field labor technicians.  Any payment due from Buyer under this Section  must be made within thirty (30) days following receipt of an invoice from Supplier therefor.

4.20.2

The technical advisors provided to Buyer in accordance with Section  shall provide advice, consultation and clarification to Buyer with respect to the Installation Manual, Mechanical Completion Checklist and the other Technical Specifications.  Notwithstanding the foregoing, Supplier does not assume any installation, management or supervision responsibilities for the Project or the Balance of Plant Work.

4.20.3

Buyer shall identify the dates during which the technical advisors are to be at the Project Site which, except as set forth in Section , shall be consecutive days.  Buyer shall provide Supplier with at least eight (8) weeks advance Written Notice of the requested arrival date of the technical advisors and shall confirm the scheduled arrival date of the technical advisors two (2) weeks prior to such date.

4.20.4

In the event that the work at the Project Site for which Buyer wishes the technical advisors to be present is delayed for more than one (1) day for any reason not caused by Supplier, Buyer may elect to either (i) continue to have the technical advisors at the Project Site, in which case such days shall count as days that the technical advisors are required to be present at the Project Site in accordance with Section  notwithstanding the fact that the technical advisors may not be providing any advice during such period, or (ii) request that the technical advisors depart from the Project Site and return to the Project Site at a later date.  In the case of the foregoing clause (ii), Buyer shall pay for all travel expenses associated with the technical advisors traveling to and from the Project Site in the event that Buyer exercises such option, Buyer shall provide Supplier with seven (7) days’ advance Written Notice of the requested return date of the technical advisors.

ARTICLE 5.

CONTRACT PRICE AND PAYMENT

5.1

Contract Price.

5.1.1

Components of Contract Price.  Buyer shall pay to Supplier in the manner and at the times specified in this Article 4, the Contract Price, as adjusted pursuant to Section .  The “Contract Price” shall be the sum of Twenty Million Three Hundred Fifty-Seven Thousand Five U.S. Dollars ($20,357,005) and Seventeen Million Thirty-One Thousand Six Hundred EUROs (€17,031,600).  Subject to the last sentence of Section 4.1.2, the EURO portion of the Contract Price (the “Adjustable Portion”) shall be converted and calculated in Dollars as contemplated in Section  such that, from and after the Actual Hedging Date, the Contract Price shall be stated in Dollars only.

5.1.2

Hedging. Provided that Supplier has received the Down Payment pursuant to Section 4.2.1 and subject to the provisions of this Section 4.1.2,  Supplier shall enter into hedging arrangements with the Hedging Bank for the Adjustable Portion of the unpaid Contract Price on the Business Day immediately following Supplier’s receipt of the Down Payment (the “Anticipated Hedging Date”).  A representative of each Party shall participate in a conference call commencing at 9:10AM EST on the Anticipated Hedging Date.  On the date of receipt of the Down Payment, Supplier shall provide dial-in information for the conference call. On the conference call, Supplier shall verbally provide an indicative quotation of a “Hedging Rate” (defined as the amount of Dollars per EURO 100.00 i.e. EURO/Dollar rate) from a Hedging Bank to Buyer.  Buyer shall (a) instruct Supplier to hedge the Adjustable Portion on or about 10:00AM EST that same Business Day at the then available Hedging Rate, (b) instruct Supplier to hedge the Adjustable Portion on or about 10:00AM EST that same Business Day at the then available Hedging Rate, provided such Hedging Rate does not exceed Buyer’s desired maximum EURO/Dollar level for the Hedging Rate (the “Maximum Level”), which Maximum Level must be confirmed in writing via email to Supplier prior to 9:30AM EST or (c) instruct Supplier not to hedge.  If Supplier is instructed to hedge pursuant to clause (a) or (b) above, Supplier shall obtain quotations from two (2) Hedging Banks selected by Supplier and shall effect the hedge for the Adjustable Portion with the Hedging Bank providing the lowest Hedging Rate (the applicable hedge rate obtained from the Hedging Bank, the “Actual Hedge Rate” and the date of such arrangement, the “Actual Hedging Date”)  If Buyer has communicated a Maximum Level in accordance with clause (b) above, and the Hedging Rate offered by the two (2) Hedging Banks on or about 10:00AM EST exceeds the Maximum Level, the hedge will NOT be effected.  If, pursuant to clause (b) or (c) above, the hedge is not effected, the procedure specified in this Section 4.1.2 may, at Buyer’s written request (in the form of an e-mail), be repeated on each of the three (3) consecutive Business Days immediately following the Anticipated Hedging Date until Supplier enters into the hedge at the direction of Buyer or Buyer withdraws its election to make the payments in Dollars only. All hedging costs incurred in connection with hedging the Adjustable Portion are to be paid by Buyer and are incorporated into the Actual Hedge Rate.  All references herein to the Contract Price from and after the Actual Hedging Date shall mean the Contract Price as adjusted pursuant to this Section 4.1.  If Buyer fails to provide written notice that it wishes to continue the hedging process after a failure to hedge on the Anticipated Hedging Date, or instructs Supplier not to hedge on each of the following three (3) Business Days after the Anticipated Hedging Date, or the hedge is not effected because a Maximum Level has been established and exceeded on each of the following three (3) Business Days, (i) Buyer shall be deemed to have withdrawn its election to make payments in Dollars only and shall pay the Contract Price in both Dollars and EUROs pro rata according to how the prices are stated herein (by applying each percentage to be paid under this Agreement to both the Dollar and EURO portions of the Contract Price) and (ii) on or before the immediately following Business Day, Supplier shall convert the portion of the Down Payment not attributable to the Dollar portion into EUROs at the Conversion Rate and invoice Buyer for or credit to Buyer, as applicable, an amount equal to the difference between the amount of EUROs received following such conversion and the amount of EUROs that would have been payable on the Effective Date had Buyer paid the Down Payment in Dollars and EUROs pro rata according to how the prices are stated herein.

5.2

Payment of Contract Price

.  The Contract Price shall be paid to Supplier in accordance with this , the Payment Schedule and otherwise as follows:

5.2.1

Down Payment.  On the Effective Date, Buyer shall pay to Supplier, as a non-refundable down payment, the Down Payment in Dollars in the amount set forth in .  If Supplier enters into the hedging arrangements contemplated in Section 4.1.2, then (i) on the first Business Day after the Actual Hedging Date, Supplier will submit to Buyer an invoice for an amount equal to the percentage of the Contract Price as of the Effective Date attributable to the Down Payment (the “Down Payment Percentage”) multiplied by the difference, if any, between the Contract Price on the Effective Date and the Contract Price on the Actual Hedging Date and (ii) Buyer shall pay to Supplier the amount invoiced pursuant to clause (i) of this sentence within seven (7) days of receipt of such invoice; provided, however, that if the Contract Price on the Actual Hedging Date is less than the Contract Price on the Effective Date, then Supplier shall credit to Buyer’s next payment due under this Agreement the amount by which the payment made by Buyer pursuant to the first sentence of this Section  exceeds the Down Payment Percentage multiplied by the Contract Price on the Actual Hedging Date.  The payment made by Buyer pursuant to the first sentence of this Section  together with such additional payment or credit made pursuant to the second sentence of this Section , if any, shall be the non-refundable “Down Payment.”  As of the Effective Date, the Down Payment is and shall be non-refundable; provided, however, that the foregoing shall not limit (a) Buyer’s right to recover amounts from Supplier as a result of a claim for damages resulting from the termination of this Agreement by Buyer for a Supplier Event of Default and (b) the return to Buyer of the unused portion of the Down Payment in the event of a termination of this Agreement due to a Force Majeure Event pursuant to the terms of Section .

5.2.2

Shipping Payment.  Each payment set forth in the Payment Schedule that is based on Turbine Equipment, or any Component thereof, being shipped shall be paid as a pro rata portion based on the number of Components shipped (or in the case of Towers, the number of Tower sections shipped), and shall be due upon presentation of a copy of a bill of lading (or other applicable transport documentation evidencing shipment) respecting such Turbine Equipment, together with a commercial invoice for such payment.

5.2.3

Delivery Payment.  Each payment set forth in the Payment Schedule that is based on delivery of Turbine Equipment, or any Component thereof, to the Delivery Point shall be paid as a pro rata portion based on the number of Components delivered to the Delivery Point (or in the case of Towers, the number of Tower sections delivered to the Delivery Point), and shall be due when the applicable Components are delivered to the Delivery Point, as evidenced by a Delivery Certificate executed by Supplier and countersigned or deemed countersigned by Buyer; provided, however, that in the event that such Turbine Equipment, or any Component thereof, has not been delivered to the Delivery Point within thirty (30) days following its scheduled arrival at the Delivery Point due to an Excusable Event, then such amount shall be due upon execution and delivery to Buyer of a Delayed Delivery Certificate.  Notwithstanding any payment pursuant to a Delayed Delivery Certificate, Supplier shall remain obligated to achieve delivery in accordance with the terms and conditions of this Agreement (other than the obligation to deliver by the Guaranteed Delivery Dates).

5.2.4

Wind Turbine Commissioning Completion.  Each payment set forth in the Payment Schedule that is based on Commissioning Completion of the Wind Turbines shall be paid as a pro rata portion based on the number of Wind Turbines achieving Commissioning Completion when the applicable Wind Turbine(s) have achieved Commissioning Completion, as evidenced by a Commissioning Completion Certificate; provided, however, that in the event that such Wind Turbine has not been Commissioned within sixty (60) days following the date of the Delivery Certificate or the Delayed Delivery Certificate, as applicable, due to an Excusable Event, then such amount shall be due upon execution and delivery to Buyer of a Delayed Commissioning Completion Certificate. Notwithstanding any payment pursuant to a Delayed Commissioning Completion Certificate, Supplier shall remain obligated to achieve Commissioning Completion in accordance with the terms and conditions of this Agreement.

5.2.5

Final Completion.  Any payment set forth in the Payment Schedule that is based on Final Completion shall be paid when Final Completion has been achieved, as evidenced by a Final Completion Certificate, and shall include payment of the undisputed outstanding balance of the Contract Price and any and all other undisputed sums due and not yet paid to Supplier hereunder (other than the Punch List Holdback Amount); provided, however, that in the event that Final Completion has not been achieved within sixty (60) days following the date of the final Commissioning Completion Certificate or Delayed Commissioning Completion Certificate, as applicable, due to an Excusable Event, then such amount shall be due upon execution and delivery to Buyer of a Delayed Final Completion Certificate; provided, further, that if (a) Commissioning Completion of any Wind Turbine has not been achieved within ninety (90) days following the applicable anticipated Commissioning Completion Date set forth on the Project Schedule, and (b) all of the other conditions to Final Completion set forth in Section  have been satisfied with respect to the Wind Turbines that have achieved Commissioning Completion, then Buyer shall pay Supplier an amount equal to the pro rata portion of the Final Completion payment allocable to such Wind Turbines that have achieved Commissioning Completion; and provided, further, that any remaining portion of the payment set forth in the Payment Schedule that is based on Final Completion shall be invoiced when the applicable Wind Turbines achieve Commissioning Completion.  Notwithstanding any payment pursuant to a Delayed Final Completion Certificate, Supplier shall remain obligated to achieve Final Completion in accordance with the terms and conditions of this Agreement.

5.2.6

Payment and Release of Punch List Holdback Amount.  The Parties shall agree upon a value for each Punch List item, and Buyer shall be permitted to hold back one hundred fifty percent (150%) of such agreed value (the “Punch List Holdback Amount”) until such Punch List item has been completed.  Upon completion of a Punch List item, Buyer shall pay Supplier the Punch List Holdback Amount for such item within seven (7) days following receipt of an invoice from Supplier.

5.3

Fuel Adjustments

.  If the Fuel Price EWD is greater than one hundred five percent (105%) of the Fuel Price ED or is less than ninety-five percent (95%) of the Fuel Price ED, then, within fifteen (15) days following the date of Ex Works of the last Wind Turbine, Supplier shall submit to Buyer a calculation of any additional amounts payable or credits to Buyer as a result of an increase or decrease in the price of bunker fuel between the Effective Date and the date of Ex Works of the last Wind Turbine for the Project.  Such calculation shall be made in accordance with the following formula:

(A * B * C )

Where,

A = $1,314,106 (the portion of the Contract Price attributable to ocean freight)

B = 0.113 (the percentage of ocean freight attributable to fuel)

and

C = (Fuel Price EWD - Fuel Price ED) / Fuel Price ED.

Within five (5) days following receipt of Supplier’s calculation, Buyer shall approve or dispute the calculation.  If Buyer approves the calculation and such amount is positive, Buyer shall pay to Supplier the amount set forth in the calculation within seven (7) calendar days following its approval thereof.  If Buyer approves the calculation and such amount is negative, Supplier shall apply a credit in such amount to the remaining portion of the Contract Price.  If Buyer disputes the calculation and the Parties are unable to resolve the dispute, either Party may submit the matter to arbitration in accordance with the provisions of .

5.4

Equipment Option Adjustment

.  Not later than thirty (30) days following the Effective Date, Buyer shall have the right to irrevocably cancel either or both of the Advanced Grid (LVRT) Option described on Exhibit D.1.4 and the Power Factor Correction described on Exhibit D.1.6 for all of the Wind Turbines by providing Written Notice thereof to Supplier.   If Buyer timely elects to cancel the Advanced Grid (LVRT) for all of the Wind Turbines,  the Parties shall execute a Change Order to (i) reduce the Contract Price by an amount equal to One Hundred Thirty-Two Thousand Two Hundred Ten EUROs (€132,210), (ii) credit the remaining portion of the Contract Price (after giving effect to such reduction) by an amount equal to Thirty-Three Thousand Fifty-Two EUROs (€33,052) and (iii) amend Exhibit A.1 to delete the Advanced Grid (LVRT) Option from the Equipment Supply Obligations effective as of the Effective Date.  If Buyer timely elects to cancel the Power Factor Correction for all Wind Turbines, the Parties shall execute a Change Order to (i) reduce the Contract Price by an amount equal to Ninety-Two Thousand Seven Hundred EUROs (€92,700), (ii) credit the remaining portion of the Contract Price (after giving effect to such reduction) by an amount equal to Twenty-Three Thousand One Hundred Seventy-Five EUROs (€23,175) and (iii) amend Exhibit A.1 to delete the Power Factor Correction from the Equipment Supply Obligations effective as of the Effective Date.  If Supplier enters into hedging arrangements pursuant to Section 4.1.2, all amounts designated in EUROs shall be converted into Dollars at the Actual Hedge Rate for purposes of any reductions of and/or credits to the Contract Price contemplated in this Section 4.4.

5.5

Invoicing.

5.5.1

Supplier shall, not more than two (2) times per month, prepare for Buyer and submit to Buyer an application for payment in the form of Exhibit  (the “Application for Payment”) specifying (i) each Supplier Milestone for which payment is sought, along with documentation related to such Supplier Milestone, and (ii) the total payment sought in the Application for Payment.

5.5.2

Within seven (7) calendar days after receipt of each Application for Payment, Buyer shall pay directly to the account of Supplier designated on Exhibit , or such other account designated in writing by Supplier after the Effective Date, the amounts due under this Agreement and set forth in such Application for Payment.

5.6

Disputed Payments

.  If a dispute arises regarding the payments to be made to Supplier or Buyer hereunder, Buyer or Supplier, as applicable, shall pay all undisputed amounts, and Buyer and Supplier shall attempt in good faith to resolve the dispute as promptly as reasonably practicable and, if unsuccessful, shall utilize the dispute resolution provisions in  to resolve the payment dispute.

5.7

Late Payments

.  Any amount owed by a Party hereunder beyond the date that such amount first becomes due and payable under this Agreement shall accrue interest from the date that it first became due and payable until the date that it is paid at the lesser of (a) LIBOR plus four percent (4%) per annum or (b) the maximum rate permitted by Applicable Law.

ARTICLE 6.

BUYER’S OBLIGATIONS

6.1

Buyer’s Obligation to Accept and Pay for Equipment Supply Obligations

.  Subject to, and in accordance with, the terms and conditions of this Agreement, Buyer shall accept delivery of, purchase and pay for the Turbine Equipment and the other Equipment Supply Obligations performed hereunder.

6.2

Notice to Proceed

.  Buyer shall deliver to Supplier the Notice to Proceed on or before the Outside Commencement Date.

6.3

Buyer’s Obligation to Complete Balance of Plant

.  Subject to, and in accordance with, the terms and conditions of this Agreement, Buyer hereby agrees to perform, or cause to be performed, all of the following (collectively, the “Balance of Plant Work”):

6.3.1

purchase, procure, supply, transport, deliver to the Project Site (except as otherwise provided in Section ), unload, assemble, construct, erect, install, test, start-up, commission, complete, and integrate with the Turbine Equipment all balance of plant equipment and work and take such other actions with respect to the Balance of Plant Work as necessary to accomplish the foregoing, all as further described in this  and Exhibits  and ;

6.3.2

perform, and coordinate with Supplier, and/or the BOP Contractors, those obligations related to interfacing the activities described in Section  and Exhibit  with the Turbine Equipment;

6.3.3

design and construct all Tower Foundations in accordance with the Tower Foundation Requirements and assemble, erect and install all Towers in accordance with Supplier’s Installation Manual;

6.3.4

before Mechanical Completion of the first Wind Turbine, cause all telephone lines, data lines, cabling and wiring necessary for the interconnection of the SCADA System to be installed in accordance with Exhibits  and  and to meet Supplier’s standard SCADA System specifications set forth in Exhibit ;

6.3.5

achieve Mechanical Completion in accordance with Section 3.9.1(i);

6.3.6

provide a permanent power supply sufficient to perform the Commissioning of the Wind Turbines no later than the commencement of Commissioning required for the Wind Turbines as contemplated in the Project Schedule;

6.3.7

arrange with the Interconnecting Utility to accept electricity generated by the Wind Turbines during Commissioning and provide all electricity necessary to conduct such testing;

6.3.8

perform, and coordinate with Supplier and/or the BOP Contractors, all other work and services required in connection with the activities described in this Section  consistent with Buyer’s obligations under Section ; and

6.3.9

procure, provide and pay for all materials, equipment, machinery, tools, consumables, labor, transportation, supervision, administration and other services and items incidental in performing the foregoing.

6.4

Scheduling

.  Buyer shall perform, or cause BOP Contractors to perform, the Balance of Plant Work, including achieving Permanent Grid Energization by the Permanent Grid Energization Date, in accordance with the Project Schedule.  If Buyer fails to achieve Permanent Grid Energization by the Permanent Grid Energization Date and such failure results in an increase in Supplier’s costs and/or impacts Supplier’s ability to meet any Supplier Milestone in accordance with the Project Schedule or by the Guaranteed Delivery Dates, Supplier shall be entitled to a Change Order increasing the Contract Price and extending the date for completion of any Supplier Milestones commensurate with such delay and added cost, including overtime charges for labor and equipment.

6.5

Right of Access.

6.5.1

Buyer shall have acquired, as of the Effective Date, and shall thereafter maintain, all rights to use the Project Site and all necessary consents and all other agreements regarding the land which provide rights to use and access the Project Site sufficient to allow Supplier to perform the Equipment Supply Obligations in accordance with the Project Schedule.

6.5.2

Buyer shall provide Supplier with access to and within the Project Site at all times and without prior notice as reasonably necessary to perform the Equipment Supply Obligations, including access to each Wind Turbine location, the Crane Pads, and the Storage and Lay-down Areas.  Buyer shall ensure that all Storage and Lay-down Areas, Crane Pads and Access Roads on the Project Site comply with the standards set forth in Exhibit  and  and shall be responsible for the maintenance of the same, including snow removal and, if required, sanding.

6.6

Transportation Access.

6.6.1

Buyer shall provide Supplier with access to the Project Site, and shall prepare and provide access to the foundation pad locations, in each case broad and strong enough and otherwise sufficient to permit access, turn-around and egress by heavy trucks and cranes and otherwise meeting the requirements set forth in Exhibit .  Buyer shall pay for all costs associated with its failure to comply with the requirements set forth in Exhibit , including but not limited to, costs of towing vehicles at the Project Site and any damage to transportation vehicles that might result. Buyer shall be responsible for taking any extraordinary measures that might be required if the local roads are inadequate for transportation of the Turbine Equipment and shall be liable for all costs associated with such extraordinary measures.  If any damage to the public roads occurs during transportation of the Turbine Equipment, Buyer shall pay directly, or promptly reimburse Supplier for, any and all fines and/or repair costs associated with such damage except to the extent that such damage is caused by the negligence or willful misconduct of Supplier or Supplier’s Subcontractors.

6.7

Loading, Unloading and Delivery Device Return

6.7.1

At the Project Site. Upon delivery to the Project Site, Buyer shall unload, or cause to be unloaded, the Turbine Equipment from each delivery truck within the unloading time period specified for each type of component set forth in .  If Buyer fails to unload, or cause such Turbine Equipment to be unloaded within the applicable time provided in , Buyer shall pay the applicable demurrage or stand-by charges set forth in  that are attributable to Buyer’s late unloading, or failure to cause such unloading.  Notwithstanding the foregoing, Buyer shall not be responsible for payment of any such demurrage or stand-by charges if Supplier delivers Turbine Equipment prior to its Anticipated Delivery Date pursuant to Section  unless Buyer has provided its prior written approval for such delivery.

6.7.2

Delivery Devices.  Buyer shall be responsible, at its sole cost and expense, for repacking all Delivery Devices and shall either, in accordance with the schedule set forth in , (i) make such Delivery Devices available for pick-up and transportation by Supplier at a Storage and Lay-down Area or (ii) deliver such Delivery Devices to the port designated by Supplier at its own cost and expense.  Buyer shall be responsible for any loss or damage to the Delivery Devices and shall return such Delivery Devices in the same condition as when received from Supplier, ordinary wear and tear excepted.  If Buyer fails to timely repackage or make available for pick-up a Delivery Device, Buyer shall pay the applicable demurrage or stand-by charges set forth in  and any other charges, costs or expenses that are attributable to Buyer’s failure to repackage or make available for pick-up such Delivery Device.

6.8

Installation, Assembly, Erection and Mechanical Completion of Turbine Equipment

.  Supplier’s obligations with respect to Commissioning hereunder are expressly conditioned upon (a) Buyer’s timely installation, assembly, erection and Mechanical Completion of the Turbine Equipment in accordance with the Technical Specifications, Section , the Installation Manual, and the other BOP Requirements and (b) Buyer’s timely completion of the Balance of Plant Work, including, without limitation, roads constructed in accordance with Exhibit  and Exhibit .  Any deficiencies in, or nonconformance to, the standards set forth in this Agreement, the Technical Specifications, Installation Manual or the other BOP Requirements, in the installation, assembly, erection and Mechanical Completion of the Turbine Equipment identified by Supplier to Buyer that could reasonably be expected to impede Commissioning shall be corrected by Buyer prior to Supplier’s obligation to commence Commissioning.

6.9

Qualifications; Operation

.  Buyer and each of its BOP Contractors shall at all times during performance of the Balance of Plant Work be qualified and capable of performing the Balance of Plant Work in accordance with the terms of this Agreement and shall hold all material licenses and professional certifications required in connection therewith.  Buyer shall provide sufficient information and training so that the operator of the Project is qualified and capable of properly operating the Turbine Equipment in compliance with the Operating Manual and Supplier’s standard procedures and technical bulletins.

6.10

BOP Contractors

.  Buyer and Supplier acknowledge that, concurrently with the performance of the Equipment Supply Obligations under this Agreement, BOP Contractors will be performing the Balance of Plant Work on behalf of Buyer pursuant to the BOP Contracts.  Buyer shall provide Supplier with a list of the names and notice addresses of all BOP Contractors within thirty (30) days following the Effective Date or as soon as is practicable thereafter, and shall update such list as additional BOP Contractors are hired by Buyer.  Buyer shall require that BOP Contractors performing work at the Project Site maintain reasonable levels and types of insurance consistent with Prudent Wind Industry Practices.  The engagement or use of any BOP Contractor shall not relieve Buyer of any of its duties, responsibilities, obligations or liabilities hereunder.  As between Buyer and Supplier, Buyer shall be solely responsible for the acts, omissions or defaults of its BOP Contractors and any other Persons for which Buyer or any such BOP Contractor is responsible.  Nothing in this Agreement shall be construed to impose on Supplier any obligation, liability or duty to a BOP Contractor or any other Persons for which Buyer or any such BOP Contractor is responsible, or to create any contractual relationship between any such Persons and Supplier including an obligation pay or to see to the payment of any moneys due any such Persons.  No BOP Contractor or any other Persons for which Buyer or any such BOP Contractor is responsible is intended to be nor shall be deemed a third party beneficiary of this Agreement.

6.11

Cooperation of Supplier, Buyer and BOP Contractors

.  Buyer shall not, and shall cause all BOP Contractors not to, unreasonably interfere with and to cooperate with Supplier in the performance of Supplier’s duties under this Agreement to the extent reasonably required to achieve the performance of the BOP Contractors’ obligations under the BOP Contracts and Supplier’s obligations under this Agreement in a timely and efficient manner.

6.12

Cooperation Regarding Punch List

.  Supplier and Buyer recognize that, following Commissioning Completion of any given Wind Turbine, Buyer shall commence commercial operation of such Wind Turbine, and Supplier may be in the process of completing Punch List items at the Wind Turbine.  During this time, Buyer shall make reasonable efforts to minimize interference with Supplier’s completion of the Punch List items; provided, however, that the foregoing shall not limit Supplier’s obligations under Section .

6.13

Site Storage of Wind Turbines, Equipment and Materials

.  Buyer shall provide appropriate lay down and storage areas as more fully described in Exhibit E.1 and  for use by Supplier in performance of the Equipment Supply Obligations under this Agreement and the other Contract Documents.

6.14

Buyer Permits

.  Buyer shall obtain and maintain all Permits necessary for the execution and completion of the Equipment Supply Obligations in accordance with the Project Schedule, the Balance of Plant Work, and any other Permits necessary to develop, construct, install, engineer, operate or maintain the Project (other than the Supplier Permits) (collectively, the “Buyer Permits”).  Supplier shall, at no cost or expense to it, reasonably cooperate with Buyer with respect to obtaining any Buyer Permits.  Reasonably promptly following receipt thereof, Buyer shall deliver copies to Supplier of all such Buyer Permits that are reasonably likely to have an impact on Supplier’s performance of the Equipment Supply Obligations.

6.15

Security of Turbine Equipment and Safety

.  From and after the date the Turbine Equipment is delivered to the Delivery Point, Buyer shall take all reasonable steps to protect the Turbine Equipment, and all related equipment, material and parts.  Prior to assembling, installing and erecting the Turbine Equipment, and related equipment, material and parts, Buyer shall wrap and seal such equipment in a manner that would ensure the security and protection of the same from the elements, including dust and moisture, and from damage due to any other cause.  Buyer shall use the same care to protect the Turbine Equipment, and all related equipment, material and parts, at any time in its possession or under its control as an ordinarily prudent person operating a project of a size and nature similar to the Project would use with its own property, but in any event shall not use less than reasonable care, and shall be responsible for any damage to such property resulting from its failure to use such care.  Buyer shall, and shall cause all of its employees, agents and the BOP Contractors to, comply with the safety program attached as Exhibit I.1 and the site rules attached as Exhibit I.2, any safety procedures established by Supplier and any regulations and rules, including safety rules, established by Buyer and/or any BOP Contractors.

6.16

Traffic

.  Buyer shall be responsible for coordinating and managing traffic flow to and within the Project Site and shall cooperate with Supplier and manage such traffic such that it does not unreasonably interfere with, impede or otherwise delay performance of Supplier’s obligations hereunder.

6.17

Standard of Performance of Balance of Plant Work

.  Buyer shall perform, or cause to be performed, the Balance of Plant Work and all of its obligations hereunder, including those obligations related to the construction of Tower Foundations, the assembly, erection and installation of the Turbine Equipment and interfacing the same with the Balance of Plant Work, in a workmanlike manner, using new materials, and in compliance, in all material respects, with Applicable Laws, the Buyer Permits, those Supplier Permits, copies of which were delivered to Buyer pursuant to Section , Prudent Wind Industry Practices, the Technical Specifications, the Installation Manual, the Balance of Plant Specifications, and the other requirements of this Agreement (collectively, the “BOP Requirements”), all as more particularly described herein.  If the standards or requirements derived from the foregoing are inconsistent, Buyer shall perform, or cause to be performed, its obligations in accordance with the requirements of the most stringent rule, standard, criteria or guideline.  If there are any conflicts between or among the standards or requirements derived from the foregoing, Buyer shall promptly notify Supplier of the conflict and the Parties shall cooperate and negotiate in good faith such modifications to this Agreement as are necessary to resolve the conflict.

6.18

Contracts, Documents, and Other Deliverables.

6.18.1

Warranty Agreement.  Buyer shall execute and deliver to Supplier concurrently herewith the Warranty Agreement, in the form of Exhibit .

6.18.2

Service Agreement.  Buyer shall execute and deliver to Supplier concurrently herewith the Service Agreement, in the form of Exhibit .

6.18.3

Buyer Parent Guaranty.  As a material inducement to Supplier to enter into this Agreement, Buyer shall deliver to Supplier the Buyer Parent Guaranty.

6.18.4

BOP Deliverables.  Buyer shall deliver to Supplier each of the documents and deliverables identified in Exhibit  (the “BOP Documents and Deliverables”) in accordance with the schedule set forth therein.  Supplier may as an accommodation to Buyer, but is not obligated to, review and comment on any such BOP Documents and Deliverables.  To the extent that Supplier reviews and comments on such BOP Documents and Deliverables, Buyer shall independently determine whether to accommodate such comments.  Buyer shall notify Supplier of such determination, provided that Supplier shall have no liability therefor.

6.19

Buyer’s Manager

.  Buyer shall appoint a single representative, and shall provide prompt Written Notice thereof to Supplier, to act as its manager and coordinator of this Agreement on Buyer’s behalf (the “Buyer’s Manager”).  To the extent practicable, the Buyer’s Manager shall not be replaced without reasonable prior Written Notice to Supplier.  The Buyer’s Manager (i) shall act as the liaison for Buyer’s communications with Supplier, (ii) shall be responsible for receiving all reports due under this Agreement from Supplier and delivering all reports due hereunder to Supplier, (iii) shall have authority to act on behalf of Buyer and (iv) shall have the experience and authority to make reasonably prompt means and methods decisions at the Project Site on a real time basis.  All communications given to or received from the Buyer’s Manager shall be binding on Buyer.  Notwithstanding the foregoing, the Buyer’s Manager shall not have authority to amend or to modify any of the provisions of this Agreement.  The Buyer’s Manager shall coordinate all activities of Buyer and the BOP Contractors at the Project Site, including reporting activities, scheduling activities, communication activities, and administration.

6.20

Taxes

.  Buyer shall (i) pay directly all Taxes related to performance of any work other than the Equipment Supply Obligations and (ii) remit to Supplier all amounts payable for Sales Taxes within seven (7) days following receipt of an invoice therefor and reasonable documentation supporting the calculation thereof; provided, however, that Buyer shall not be responsible for any customs duties, imposts or levies assessed by reason of Supplier’s shipment of the Turbine Equipment to the Delivery Point. Supplier shall cooperate with reasonable requests of Buyer in any efforts by Buyer to obtain exemption from, or to minimize, any such Taxes and Sales Taxes.

6.21

Inspection of Balance of Plant Work

.  During performance of the Balance of Plant Work, Buyer shall make periodic inspections of the Balance of Plant Work in order to verify material compliance with Section 5.17 and to verify completion of the Balance of Plant Work as detailed in the Project Schedule and shall, or shall cause the BOP Contractors to, deliver to Supplier monthly written progress reports with respect to that portion of the Balance of Plant Work which would reasonably be expected to have a direct impact on Supplier’s ability to timely perform the Equipment Supply Obligations.  Buyer shall inspect or cause to be inspected all materials and equipment it incorporates or causes to be incorporated in the Turbine Equipment and shall reject those items determined by Buyer or Supplier not to be in compliance with Applicable Laws or the requirements of this Agreement.

6.22

Hazardous Site Conditions

.  In the event Supplier encounters any Hazardous Substance or other hazardous conditions at the Project Site which have not been rendered harmless, Supplier shall immediately stop work in the area affected and report the condition to Buyer. Buyer shall, at its sole cost and expense, remove or render harmless, or take other actions necessary to remedy the hazards associated with, any such Hazardous Substance or other hazardous conditions other than such Hazardous Substance or other hazardous conditions brought on the Project Site, or caused by, Supplier or its Subcontractors.  The Equipment Supply Obligations in the affected area shall not be resumed until Buyer has complied with the foregoing obligation.  Further, if such an event results in an increase in Supplier’s costs and/or impacts Supplier’s ability to meet any Supplier Milestone in accordance with the Project Schedule or by the Guaranteed Delivery Dates, Supplier shall be entitled to a Change Order increasing the Contract Price and extending the Project Schedule and Guaranteed Delivery Dates commensurate with such delay and added cost, including overtime charges for labor and equipment.

6.23

Soil and Subsurface Conditions

.  Prior to commencement of any Equipment Supply Obligations at the Project Site, Buyer shall evaluate or cause to be evaluated the Soil and Subsurface Conditions (including the presence of caverns or voids) where the Equipment Supply Obligations are to be performed and inform Supplier of any area of sensitivity identified.  As between Supplier and Buyer, Buyer shall be solely responsible for any and all delays, additional costs or unintended consequences of any Soil or Subsurface Condition.  In the event a Soil or Subsurface Condition delays or results in additional cost to perform the Equipment Supply Obligations or otherwise adversely impacts Supplier or performance of the Equipment Supply Obligations, Buyer shall grant Supplier a Change Order increasing the Contract Price and extending the Project Schedule and Guaranteed Delivery Dates commensurate with such delay and added cost, including overtime charges for labor and equipment, and take such other actions as are reasonably necessary to remedy the adverse impacts on Supplier or performance of the Equipment Supply Obligations resulting from the Soil or Subsurface Conditions.

6.24

FAA Lighting

.  Buyer shall supply any FAA Lighting required to be placed on  the Turbine Equipment.  Buyer shall install such FAA Lighting on the Turbine Equipment and coordinate with Supplier with respect to the placement of any brackets for such FAA Lighting on the Turbine Nacelle.

6.25

Tower Foundation Templates

.  In the event Buyer does not elect to purchase Tower Foundation Templates from Supplier pursuant to Section 3.6.6 hereof, Buyer shall supply and use, or require its BOP Contractors to use, Tower Foundation Templates conforming to the requirements set forth in Exhibit D.3.2.

ARTICLE 7.

SCHEDULE

7.1

Commencement

.  Supplier shall commence the Equipment Supply Obligations on the date on which all of the following conditions have been satisfied: (i) Supplier has received the Buyer Parent Guaranty, (ii) Supplier has received the Notice to Proceed and (iii) Buyer has paid in full the Down Payment pursuant to Section  (the “Commencement Date”).

7.2

Delivery Delays.

7.2.1

Delivery Deadline.  Supplier shall deliver the Turbine Equipment on or before the applicable Guaranteed Delivery Dates; provided, however, that, without limitation of any rights to an extension of the Guaranteed Delivery Dates or any other dates in the Project Schedule Supplier may have hereunder, the Parties acknowledge that each Guaranteed Delivery Date is subject to adjustment pursuant to the Change Order provisions of .

7.2.2

Delivery Delay Liquidated Damages.  If delivery of the applicable Component has not occurred by the applicable Guaranteed Delivery Date, due to Supplier’s failure to perform its obligations under this Agreement for reasons other than an Excusable Event, Supplier will be liable to Buyer for damages for each day after such Guaranteed Delivery Date until the date of delivery of such Turbine Equipment in either of the following amounts (“Delay Liquidated Damages”):

(i)

if Buyer and its BOP Contractor are not fully mobilized on the applicable Guaranteed Delivery Date to perform Balance of Plant Work at the Project Site, an amount equal to:  (i) Seventy-Five Dollars ($75) per day for each Tower section not delivered by the applicable Guaranteed Delivery Date, (ii) Two Hundred Twenty-Five Dollars ($225) per day for each Turbine Nacelle not delivered by the applicable Guaranteed Delivery Date, and (iii) Two Hundred Twenty-Five Dollars ($225) per day for each Blade Set not delivered by the applicable Guaranteed Delivery Date; provided that in no event shall the aggregate amount of liquidated damages payable during such period exceed Seven Hundred Fifty Dollars ($750) per complete Wind Turbine and Tower per day;  or

(ii)

if Buyer and its BOP Contractor are fully mobilized on the applicable Guaranteed Delivery Date to perform Balance of Plant Work at the Project Site, an amount equal to:  (i) Two Hundred Fifty Dollars ($250) per day for each Tower section not delivered by the applicable Guaranteed Delivery Date, (ii) Five Hundred Fifty Dollars ($500) per day for each Turbine Nacelle not delivered by the applicable Guaranteed Delivery Date, and (iii) Five Hundred Fifty Dollars ($500) per day for each Blade Set not delivered by the applicable Guaranteed Delivery Date; provided that in no event shall the aggregate amount of liquidated damages payable during such period exceed Two Thousand Dollars ($2,000) per complete Wind Turbine and Tower per day.

In either case, such amounts shall be calculated at the end of each week after the applicable Guaranteed Delivery Date until the date of delivery of the applicable Component, and shall be credited to Buyer in accordance with Section  no later than thirty (30) days thereafter.

7.2.3

Outside Delivery Date; Partial Termination Right.  In the event that Supplier fails to deliver the final component of Turbine Equipment required for the assembly, erection and installation of a complete Wind Turbine by the date that is nine (9) months following the Guaranteed Delivery Date therefor for reasons other than an Excusable Event, Buyer shall have the right to terminate the remaining obligations under this Agreement solely with respect to such undelivered complete Wind Turbine if such failure is not remedied within thirty (30) days following receipt of Written Notice thereof to Supplier.  For the avoidance of doubt, any termination by Buyer pursuant to the preceding sentence shall be a partial termination and shall apply only with respect to all complete Wind Turbines that have not been delivered prior to the relevant date, and the Parties’ respective obligations under this Agreement with respect to all Wind Turbines that have been delivered prior to the relevant date, including the obligations of Supplier to achieve the Supplier Milestones in accordance with this Agreement and the obligations of Buyer to make payments in connection therewith, shall continue in full force and effect.

7.2.4

Maximum Liability for Delay Liquidated Damages.  Supplier’s aggregate liability for any and all Delay Liquidated Damages as set forth in Section  shall be limited to a maximum of fifteen percent (15%) of the Maximum Liability.

7.3

Final Completion, SCADA Completion and Punch List

.  Supplier shall exercise commercially reasonable efforts to achieve Final Completion, SCADA Completion and completion of any Punch List items by relevant dates set forth in the Project Schedule, provided that if the foregoing are not achieved by the relevant dates, Supplier shall thereafter continue to use commercially reasonable efforts to achieve Final Completion, SCADA Completion and completion of any Punch List items, as applicable, as soon as reasonably practicable.  Without limiting Supplier’s obligation to achieve Final Completion, SCADA Completion and completion of any Punch List items, failure by Supplier to achieve Final Completion, SCADA Completion, and completion of any Punch List items by the relevant dates set forth in the Project Schedule shall not be a breach under this Agreement.

7.4

Payment of Liquidated Damages

.  Any and all amounts due from Supplier for liquidated damages hereunder shall be treated as a reduction in the Contract Price.  All reductions in the Contract Price shall be effected through the issuance of a Change Order.  In the event the Contract Price so reduced results in the amounts previously paid to Supplier pursuant to this Agreement exceeding the Contract Price (the difference being the “Overpayment”), then Supplier shall refund to Buyer the Overpayment on the date on which such liquidated damages were credited to Buyer hereunder.

7.5

Liquidated Damages Not a Penalty

.  The Parties acknowledge and agree that because of the unique nature of the Turbine Equipment and the unavailability of substitute equipment, it is difficult or impossible to determine with precision the amount of damages that would or might be incurred by Buyer as a result of Supplier’s failure to deliver the Turbine Equipment by the Guaranteed Delivery Date.  It is understood and agreed by the Parties that (a) Buyer shall be damaged by failure of Supplier to meet such obligations, (b) it would be impracticable or extremely difficult to fix the actual damages resulting therefrom, (c) any sums which would be payable under this  are in the nature of liquidated damages, and not a penalty, and are fair and reasonable, and (d)each payment represents a reasonable estimate of fair compensation for the losses that may reasonably be anticipated from each such failure, and shall, without duplication, be the sole and exclusive measure of damages with respect to any such failure by Supplier.

7.6

Sole and Exclusive Remedy

.  Except as set forth in Section 6.2.3, payment of Delay Liquidated Damages shall, without duplication, constitute the sole and exclusive remedy of Buyer and the sole and exclusive liability and measure of damages of Supplier with respect to Supplier’s failure, if any, to deliver the Turbine Equipment on or before the Guaranteed Delivery Dates.  Once payment of such liquidated damages has been made, Supplier shall be relieved of any further liability in respect thereof.  Notwithstanding anything herein to the contrary, including Section , Buyer shall have no right to terminate this Agreement should Supplier fail to deliver the Turbine Equipment by the Guaranteed Delivery Dates, provided that Supplier is complying with or has complied with its obligation to credit or pay to Buyer the relevant liquidated damages applicable under this .

ARTICLE 8.

PROJECT COMPLETION

8.1

Wind Turbine Mechanical Completion

.  “Mechanical Completion” shall occur on a per Wind Turbine basis and shall be achieved when (a) the relevant Wind Turbine and associated Tower is assembled, erected, installed and connected to the Interconnecting Utility’s grid in accordance with the Applicable Laws and this Agreement; (b) Buyer has installed, or caused to be installed, all necessary materials and equipment with respect to such Wind Turbine and associated Tower substantially in accordance with the Technical Specifications and applicable quality assurance procedures and checked for adjustment, rotation and lubrication; (c) each item on the Mechanical Completion Checklist has been satisfied in accordance with this Agreement; and (d) the Wind Turbine is ready to commence Commissioning.

8.2

Wind Turbine Commissioning Completion

.  “Commissioning Completion” shall occur on a per Wind Turbine basis and shall be achieved when each item on the Commissioning Completion Checklist has been satisfied in accordance with this Agreement.

8.3

Final Completion

.  “Final Completion” shall be achieved when all of the following have been satisfied in accordance with this Agreement:

8.3.1

All of the Wind Turbines have achieved Commissioning Completion;

8.3.2

A Punch List for the Equipment Supply Obligations has been prepared and agreed upon between Buyer and Supplier; and

8.3.3

All Supplier Documents and Deliverables required to be delivered hereunder to Buyer on or before Final Completion have been delivered to Buyer.

8.4

SCADA Completion

.  “SCADA Completion” shall be achieved when each item on the SCADA Completion Checklist has been satisfied in accordance with this Agreement.

8.5

Buyer Milestone Completion, Notification and Approval.

8.5.1

Notification and Approval.  When Buyer believes that it has achieved Mechanical Completion set forth under Section , Buyer shall so notify Supplier in writing by delivering to Supplier the Mechanical Completion Certificate indicating the date on which Mechanical Completion was achieved and the identity of the relevant Wind Turbine(s) achieving such Mechanical Completion, together with the supporting documentation identified in Section .  Promptly thereafter, Supplier shall conduct those investigations and inspections as it deems necessary or appropriate to determine whether Mechanical Completion has in fact been achieved.  If Supplier believes that Mechanical Completion has been achieved, Supplier shall countersign and return to Buyer a copy of the Mechanical Completion Certificate within five (5) Business Days following receipt of the Mechanical Completion Certificate.

8.5.2

Disputed Mechanical Completion.  If Supplier reasonably believes that Mechanical Completion has not been achieved, Supplier shall, within the time period contemplated in Section , execute and deliver to Buyer Written Notice and description of the alleged deficiencies.  Following receipt of such Written Notice, Buyer shall, at its sole cost and expense, take such actions as it deems necessary to correct the alleged deficiencies and shall thereafter redeliver the Mechanical Completion Certificate to Supplier.  Supplier shall have three (3) Business Days following receipt of each subsequent Mechanical Completion Certificate to notify Buyer, in writing, of any remaining alleged deficiencies to be corrected by Buyer as a condition to achieving Mechanical Completion.  The foregoing procedures shall be repeated until Mechanical Completion has in fact been achieved.  If Supplier fails to respond to Buyer’s Written Notice within the five (5) or three (3) Business Day period set forth in Sections  and , the Mechanical Completion Certificate shall be deemed to have been accepted.

8.6

Mechanical Completion Date

.  The date of achievement of Mechanical Completion shall be the date on which Buyer delivers to Supplier the Mechanical Completion Certificate that is ultimately accepted by Supplier or deemed to have been accepted.

8.7

Supplier Milestone Completion, Notification and Approval.

8.7.1

Notification and Approval.  When Supplier believes that it has achieved any of the Supplier Milestones set forth under Sections , , or , Supplier shall so notify Buyer in writing by delivering to Buyer the applicable Completion Certificate indicating the date on which such Supplier Milestone was achieved, the identity of the relevant Wind Turbine(s) achieving such Supplier Milestone together with supporting documentation identified in Sections , , or , as applicable.  Promptly thereafter, Buyer shall conduct those investigations and inspections as it deems necessary or appropriate to determine if the relevant Supplier Milestone has in fact been achieved.  If Buyer believes that the applicable Supplier Milestone referenced in the applicable Completion Certificate has been achieved, Buyer shall countersign and return to Supplier a copy of the relevant Completion Certificate within five (5) Business Days following receipt of the relevant Completion Certificate (the “Initial Response Period”).

8.7.2

Disputed Supplier Milestone Completion.  If Buyer reasonably believes that the applicable Supplier Milestone referenced in the applicable Completion Certificate has not been achieved, Buyer shall, within the Initial Response Period, execute and deliver to Supplier a Written Notice and description of the alleged deficiencies.  Following receipt of such Written Notice, Supplier shall, at its sole cost and expense, take such actions as it deems necessary to correct the alleged deficiencies and shall thereafter redeliver the relevant Completion Certificate to Buyer.  Buyer shall have three (3) Business Days following receipt of each subsequent Completion Certificate for each Supplier Milestone to notify Supplier, in writing, of any remaining alleged deficiencies to be corrected by Supplier as a condition to achieving the relevant Supplier Milestone.  The foregoing procedures shall be repeated until the relevant Supplier Milestone has in fact been achieved.  If Buyer fails to respond to Supplier’s Written Notice within the relevant five (5) or three (3) Business Day period set forth in Sections  and this , the applicable Completion Certificate shall be deemed to have been accepted.

8.7.3

Supplier Milestone Completion Date.  The date of achievement of each Supplier Milestone shall be the date on which Supplier delivers to Buyer the relevant Completion Certificate that is ultimately accepted by Buyer or deemed to have been accepted.

8.8

Punch List Preparation

.  Prior to the Final Completion Date, Buyer and Supplier shall inspect the Wind Turbines, and on the basis thereof Supplier shall prepare a list of the outstanding items of Equipment Supply Obligations that remain to be completed (the “Punch List”) and provide it to Buyer for review.  The Punch List may not include any items that could reasonably be expected to prevent the safe and continuous operation of the applicable Wind Turbine in accordance with the Supplier Requirements and the Operating Manual.  Buyer shall review and comment on the Punch List provided by Supplier not later than five (5) days after receipt, and Supplier shall issue a revised Punch List to Buyer that takes account of or responds to Buyer’s comments not later than five (5) days after Supplier’s receipt of such comments.  The Parties shall also agree upon a schedule for Supplier’s completion of the Punch List items that will allow Supplier to complete such Punch List items within a reasonable period of time without unreasonably interfering with the operation of the Project.

ARTICLE 9.

TITLE, RISK OF LOSS, CARE, CUSTODY AND CONTROL
AND SECURITY INTEREST

9.1

Transfer of Title and Risk of Loss

.  Risk of loss and care, custody and control of all or any portion of the Wind Turbines and related Turbine Equipment shall pass to Buyer upon the date such Wind Turbines and related Turbine Equipment, or portions thereof, are delivered to the Delivery Point.  Title to all or any portion of the Wind Turbines and related Turbine Equipment shall pass to Buyer upon the later of (i) the date such Wind Turbines and related Turbine Equipment, or portions thereof, are delivered to the Delivery Point and (ii) the date Buyer pays that portion of the Contract Price payable pursuant to Section  that is attributable to such Wind Turbines and related Turbine Equipment, or portions thereof.

9.2

Purchase Money Security Interest.

9.2.1

Grant of Security Interest.  Buyer hereby grants to Supplier, and Supplier hereby retains, a purchase money security interest and all applicable sellers’ liens in and to the Turbine Equipment for the Project, now owned or hereafter acquired by Buyer, including any modifications thereto or replacements thereof, together with all products and proceeds of the foregoing (the “Collateral”), as security until such Turbine Equipment is paid for in full.  Buyer authorizes Supplier to make any and all filings with the appropriate Governmental Authorities it deems necessary to evidence or to perfect and protect the security interest granted pursuant to this Section .  If requested by Supplier, Buyer shall, at its expense, promptly execute, and, after an assignment or delegation pursuant to Section  hereof, shall cause the assignee to execute and deliver to Supplier, any and all documents or instruments to enable Supplier to exercise and enforce its rights and remedies hereunder and as a secured party under the Uniform Commercial Code in effect in any applicable jurisdiction and to perfect and protect the security interest granted pursuant to this Section , including the execution of financing statements and fixture filings (and amendments thereto) and the delivery to Supplier of property waivers in a form acceptable to Supplier.  Supplier may exercise its remedies against some or all of the Collateral and in such order as it shall choose in its sole discretion.

9.2.2

Rights to Collateral

.  Any sale, assignment or transfer of the Collateral, regardless of when any such sale, assignment or transfer occurs, shall be subject to the security interest of Supplier therein.

ARTICLE 10.

LICENSE AGREEMENT

10.1

Grant of License

.  The Licensed Materials, including those that are contained within or accompany the Turbine Equipment, are not being sold to Buyer, but rather are being licensed in accordance with the terms and conditions of this Agreement.  The Licensed Materials, including any updates thereto, contain Intellectual Property owned by Supplier and its licensors, including works protectable under Title 17 of the United States Code, and Buyer agrees not to make any copies of the Licensed Materials except as permitted herein.  Subject to Buyer’s ongoing compliance with the terms of this Agreement (including timely payment of all amounts owed hereunder and compliance with Section ) and upon delivery by Supplier of the Turbine Equipment to Buyer, Supplier grants to Buyer a non-exclusive, royalty-free and non-transferable (except as permitted herein) limited license to use the Licensed Materials at the Project Site solely to support its permitted use of the Turbine Equipment and solely in accordance with the terms of this Agreement.  The license granted pursuant to this Agreement shall be paid-up after Buyer has paid the Contract Price in full to Supplier.  Buyer understands and agrees that such license does not include any right to modify the Licensed Materials or to sell, sublicense, license, rent, assign, transfer, deploy or otherwise make available the Licensed Materials, in whole or in part, to any third party except as specifically set forth in this Agreement.  However, Buyer is permitted to disclose the Licensed Materials to third party contractors who have a need to know such Licensed Materials solely for Buyer’s use and operation of the Turbine Equipment and in accordance with the terms of this Agreement; provided, that such third parties shall first execute a confidentiality agreement consistent with this  containing restrictions on disclosure at least as restrictive as this  (and such third party contractors shall not be permitted to disclose the Licensed Materials to any other third party).

10.2

No Copies

.  Except as otherwise permitted by this Agreement, Buyer shall not make any copies of the Licensed Materials without obtaining express written permission from Supplier.

10.3

Proprietary Notices

.  Buyer agrees not to remove or permit to be removed any proprietary notices that appear on or with the Licensed Materials.  Buyer also agrees to include on and with the Licensed Materials a written notice stating: “Confidential and Proprietary Information of Vestas-American Wind Technology.  Access and Use Restricted by License” or such other or additional notice as Supplier may prescribe.

10.4

No Reverse Engineering

.  The Licensed Materials contain trade secrets of Supplier or its licensors.  In order to protect the Licensed Materials, Buyer shall not modify, translate, decompile, reverse engineer, decrypt, extract, disassemble or otherwise reduce or attempt to reduce the Licensed Materials to source code form.  Buyer will ensure, both during and (if Buyer still has possession of the Licensed Materials) after the performance of this Agreement, that (a) Persons who are not bound by a confidentiality agreement consistent with this Agreement shall not have access to the Licensed Materials, and (b) Persons who are so bound are put on written notice that the Licensed Materials contain trade secrets, owned by and proprietary to Supplier or its licensors.

10.5

Prohibited Uses

.  Buyer shall not make any use of the Licensed Materials except as expressly authorized by this .

10.6

Restrictions on Transfer

.  The Licensed Materials covered by this license are inseparable from the Turbine Equipment being furnished pursuant to this Agreement.  As a result, subject to payment in full of the Contract Price, the license and all obligations contained herein, shall transfer with any transfer of the Project, the Turbine Equipment or any component or portion thereof, as permitted herein.  On such a transfer and as a condition thereof, the transferee shall assume, and Buyer shall secure from such transferee in writing an assumption agreement to be bound by, the terms and conditions of this license.  Buyer shall not market or distribute the Licensed Materials.  Buyer may assign its rights under this Agreement, including any rights in the Licensed Materials, to a Financing Party or to any other person succeeding to the ownership of the Turbine Equipment in accordance with Section .  Buyer shall indemnify, defend and hold harmless Supplier, Supplier Parent, Supplier’s Affiliates, and their respective officers, directors, members, agents and employees from and against any damage, injury or loss resulting from the failure of Buyer to comply with the foregoing.

10.7

Owned by Supplier

.  All right, title and interest in and to the Licensed Materials (including all Intellectual Property therein) and all copies thereof shall remain the sole property of Supplier or its licensors.  Buyer acquires no rights or licenses to any Intellectual Property of Supplier or its Affiliates except to the Licensed Materials as expressly granted under this Agreement for operation of the Turbine Equipment.

10.8

Government End Users

.  The software portion of the Licensed Materials is a “commercial item,” as that term is defined at 48 CFR 2.101 (Oct 1995), consisting of “commercial computer software” and “commercial computer software documentation,” as such terms are used in 48 CFR 12.212 (Sep 1995) and in the event the Licensed Materials are provided to the US Government, such Licensed Materials shall be provided to the US Government only as a commercial end item. Consistent with 48 CFR 12.212 and 48 CFR 227.7202 1 through 227.7202 4 (June 1995), all US Government end users acquire the software with only those license rights set forth herein.

10.9

Export Restrictions

.  Buyer acknowledges that the Licensed Materials may be subject to the US Export Administration Laws and Regulations.  Buyer may not export or re-export the Licensed Materials (nor any direct product therefrom) in violation of the US export laws. Buyer certifies that Buyer is not on the US Department of Commerce’s Denied Persons List or affiliated lists or on the US Department of Treasury’s Specially Designated Nationals List.  To the extent required, Buyer will abide by any and all notices regarding export and agrees not to remove or allow any third party to remove such notices.  Buyer’s obligation under this Section  will survive the expiration or termination of this Agreement.

ARTICLE 11.

EXCUSABLE EVENTS

11.1

Excusable Events

.  Supplier shall be entitled to an adjustment in the Contract Price and/or the Project Schedule (including the Guaranteed Delivery Dates) upon the occurrence of an Excusable Event, to the extent that such Excusable Event increases the cost of Supplier’s performance of the Equipment Supply Obligations or materially adversely affects the Equipment Supply Obligations such that Supplier’s performance of the Equipment Supply Obligations is temporarily or permanently prevented or delayed; provided, Supplier complies with Sections  and .  For the purposes of this Agreement, an “Excusable Event” shall mean and refer to:

11.1.1

delays or interference with the Equipment Supply Obligations resulting from the acts or omissions of Buyer, any BOP Contractor, or any of their subcontractors, suppliers, employees or other parties for whom either may be liable;

11.1.2

subject to Section , the occurrence of a Force Majeure Event;

11.1.3

events concerning Soil or Subsurface Conditions described under Section ;

11.1.4

events concerning Hazardous Substances, or other hazardous conditions, in either case as described in Section ;

11.1.5

a Change in Law of the US or of the State of Iowa;

11.1.6

the failure of Buyer to acquire any of the Real Property Rights or the Buyer Permits, including the failure to acquire such Real Property Rights or Buyer Permits in a timely fashion so that Supplier may perform the Equipment Supply Obligations;

11.1.7

stoppages in the Equipment Supply Obligations which occur pursuant to the terms and provisions of Section ;

11.1.8

failure of Buyer or any BOP Contractor to complete the Balance of Plant Work in accordance with the BOP Requirements or the Project Schedule;

11.1.9

any acts or omissions by Buyer or any person or entity directly or indirectly engaged or instructed by it which are not in compliance with the requirements of this Agreement, including any task required for the completion of the Project and not forming part of the work to be performed by Supplier; or

11.1.10

suspension or stoppages of the Equipment Supply Obligations instructed by or on behalf of Buyer.

11.2

Change Order for Excusable Event

.  If Supplier is entitled to an adjustment in the Contract Price, the Project Schedule and/or the Guaranteed Delivery Dates for any reason hereunder, then Supplier and Buyer shall execute a Change Order to effect the same.

11.3

Procedures upon Excusable Event or Force Majeure

.  If Supplier, as a result of an Excusable Event, or Buyer, as a result of the occurrence of a Force Majeure Event, is rendered wholly or partially unable to perform its obligations under this Agreement, such Party shall comply with the following:

11.3.1

the affected Party shall give the other Party Written Notice describing the particulars of the occurrence, with Written Notice given promptly after the occurrence of the event, and in no event more than five (5) Business Days after the affected Party becomes aware that such occurrence is an Excusable Event or Force Majeure Event; provided, however, that any failure of the affected Party to provide such Written Notice shall not waive, prejudice or otherwise affect such Party’s right to relief under this  except that any extension of the Project Schedule shall be calculated from the date five (5) Business Days prior to the date on which the affected Party gives Written Notice under this Section ;

11.3.2

the affected Party shall give the other Party Written Notice estimating the event’s expected duration and probable impact on the performance of such Party’s obligations hereunder, and such affected Party shall continue to furnish timely regular reports with respect thereto during the continuation of the event;

11.3.3

the suspension of performance shall be of no greater scope and of no longer duration than is reasonably required by the event;

11.3.4

no liability of either Party which arose before the occurrence of the event causing the suspension of performance shall be excused as a result of the occurrence;

11.3.5

the affected Party shall exercise all reasonable efforts to mitigate or limit damages to the other Party, promptly taking appropriate and sufficient corrective action, including the expenditure of all reasonable sums of money;

11.3.6

the affected Party shall use all reasonable efforts to continue to perform its obligations hereunder and to correct or cure the event excusing performance; and

11.3.7

when the affected Party is able to resume performance of the affected obligations under this Agreement, the affected Party shall promptly resume performance and give the other Party Written Notice to that effect, and a Change Order shall be executed by Buyer and Supplier under  to account for the actual effect, if any, on the affected Party’s performance of its obligations by the event.

11.4

Burden of Proof

.  The burden of proof as to whether an Excusable Event or a Force Majeure Event has occurred and whether such event excuses a Party from performance under this Agreement shall be upon the Party claiming such Excusable Event or Force Majeure Event.

11.5

Contract Price Adjustments Due to Force Majeure Events

.  Supplier shall not be entitled to any adjustment to the Contract Price as a result of a loss with respect to any Turbine Equipment as to which risk of loss has not yet transferred to Buyer, except to the extent that such loss is, or would have been, as the case may be, covered by the Builder’s All-Risk Policy required to be maintained by Buyer pursuant to Exhibit  and (A) Buyer fails to maintain such Builder’s All-Risk Policy as required hereunder or (B) an insolvency event occurs with respect to the insurer issuing the Builder’s All-Risk Policy, in either event to the extent resulting in a deficiency in the insurance proceeds paid under the Builder’s All-Risk Policy as a result of such loss.  Supplier shall be entitled to any insurance proceeds payable under the Builder’s All-Risk Policy on account of a loss suffered with respect to the Turbine Equipment, or any component or portion thereof, as to which risk of loss has not yet transferred to Buyer, and in the event Buyer receives any such insurance proceeds, Buyer shall promptly pay such amounts to Supplier to the extent such proceeds relate to such loss.

ARTICLE 12.

CHANGE ORDERS

12.1

Change Order

.  A “Change Order” is a written instrument signed by Buyer and Supplier in the form of Exhibit , stating their mutual agreement upon all of the following: (i) a change in the Equipment Supply Obligations, if any; (ii) the amount of the adjustment in the Contract Price, if any; and/or (iii) the extent of the adjustment, if any, to the Project Schedule, including the Guaranteed Delivery Dates.  Upon receiving a Change Order, Supplier shall diligently perform the work set forth therein in accordance with and subject to all of the Supplier Requirements.

12.2

Change Order Process

.  In addition to circumstances set forth herein where the Parties are entitled to a Change Order, Buyer or Supplier may request changes in the Equipment Supply Obligations within the scope of this Agreement consisting of additions, deletions, or other revisions to the Equipment Supply Obligations; provided, however, that Buyer shall not be entitled to change the number or the type of Wind Turbines or Towers.  If either Buyer or Supplier wishes to change the Equipment Supply Obligations, it shall submit a change request to the other Party in writing.  If the requested change relates to a change to the Equipment Supply Obligations or results from a condition in which Supplier is entitled to a Change Order under this Agreement, then within ten (10) Business Days following receipt or delivery, as applicable, of the requested change, the requesting Party shall submit a detailed proposal to the other Party stating (i) the increase or decrease, if any, in the Contract Price and changes to the Payment Schedule that would result from such change, and (ii) the effect, if any, upon the Project Schedule and/or Guaranteed Delivery Dates by reason of such proposed change (collectively, the “Change Order Information”).  If the proposed change relates to any other matter, the requesting Party, at the time the request for the change is made, shall provide the proposed Change Order Information.  Within five (5) Business Days following receipt of the Change Order Information, the Parties shall meet and, acting reasonably, negotiate in good faith a mutually acceptable Change Order in accordance with the principles set forth herein.  Following agreement on the terms and conditions of the Change Order, the Parties shall execute the same.  If the Parties do not agree upon the terms and conditions of the Change Order, and the proposed change relates to circumstances in which a Party is entitled to a Change Order under this Agreement, then either Party may submit the matter to arbitration pursuant to .

12.3

No Change

.  Supplier shall not be obligated to proceed with any change in the Equipment Supply Obligations requested by Buyer unless and until a Change Order is executed by the Parties in relation to such change.  Further, Supplier shall not be required to implement a requested change in the Equipment Supply Obligations by Buyer if (i) Supplier reasonably believes the implementation of such change could impair its ability to comply with any of the warranties or the covenants set forth in the Contract Documents or (ii) Buyer fails to provide any payment security required in connection with any executed Change Order.  Supplier shall not proceed with any change in the Equipment Supply Obligations contemplated by a Change Order until Buyer has approved in writing the proposed adjustments or has expressly authorized Supplier in writing to perform the Change Order prior to such approval.

ARTICLE 13.

INSURANCE

Supplier and Buyer shall maintain or cause to be maintained the insurance described in Exhibit F.2.4 and shall otherwise comply with the terms and conditions set forth in Exhibit F.2.4.

ARTICLE 14.

LIMITATIONS ON LIABILITY

14.1

Overall Limitation of Liability

.  Notwithstanding anything to the contrary contained in any of the Contract Documents and without modification of other limits of liability set forth herein or therein, in no event shall Supplier, Supplier Parent and their Affiliates be liable, alone or in the aggregate, to Buyer for any damages, claims, demands, suits, causes of action, losses, costs, expenses and/or liabilities in excess of an amount equal to one hundred percent (100%) of the Maximum Liability regardless of whether such liability arises out of breach of contract, guaranty or warranty, tort, product liability, indemnity, contribution, strict liability or any other legal theory; provided, however, that the preceding limitation of liability shall not apply to, and no credit shall be issued against such liability for: (a) Supplier’s indemnity obligations set forth in  solely as they relate to claims by third parties; or (b) liabilities resulting from (i) the gross negligence of Supplier or its Subcontractors or (ii) willful misconduct of Supplier or its Subcontractors.  Any damages, claims, demands, suits, causes of action, losses, costs, expenses and/or liabilities of Supplier, Supplier Parent and their Affiliates arising under this Agreement and the Warranty Agreement shall be applied towards the foregoing aggregate liability cap (i.e., shall reduce Supplier’s liability under this Agreement on a Dollar for Dollar basis).  The limits on the amount of insurance required to be maintained hereunder pursuant to  shall not operate to limit Supplier’s liability under this Agreement.

14.2

Consequential Damages

.  Notwithstanding anything to the contrary contained in this Agreement, Buyer and Supplier waive all claims against each other (and against the parent companies and Affiliates of each, and their respective members, shareholders, officers, directors, agents and employees) for any consequential, incidental, indirect, special, exemplary or punitive damages (including loss of actual or anticipated profits, revenues or product; loss by reason of shutdown or non-operation; increased expense of operation, borrowing or financing; loss of use or productivity; and increased cost of capital) arising out of this Agreement; and, regardless of whether any such claim arises out of breach of contract, guaranty or warranty, tort, product liability, indemnity, contribution, strict liability or any other legal theory, and Buyer and Supplier each hereby releases the other and each of such Persons from any such liability.  Notwithstanding the provisions of this Section 7.2, any liquidated damages payable by Supplier under this Agreement shall not be deemed consequential damages.

14.3

Releases Valid in All Events

.  Except in cases of fraud, the Parties intend that the waivers and disclaimers of liability, releases from liability, limitations and apportionments of liability, and indemnity and hold harmless provisions expressed throughout this Agreement shall apply even in the event of the negligence (in whole or in part), strict liability, tort liability, fault or breach of contract (including other legal bases of responsibility such as fundamental breach) of the Party whose liability is released, disclaimed or limited by any such provision, and shall extend to such Party’s Affiliates and their respective partners, shareholders, directors, officers, employees and agents.  Notwithstanding anything herein to the contrary, no waiver, disclaimer, release, limitation or indemnity shall apply or be effective in the event of the willful misconduct, gross negligence or criminal act of the Party attempting to enforce such provision.

14.4

Survival

.  The provisions of this  shall survive the termination or expiration of this Agreement.

ARTICLE 15.

CONFIDENTIALITY AND PUBLICITY

15.1

Confidential Information.

15.1.1

A Party (the “Disclosing Party”) may disclose to the other Party (the “Receiving Party”) certain non-public information of a sensitive commercial nature, including the terms and conditions of this Agreement and all technical, product, marketing, financial, personnel, planning, and other information (“Confidential Information”).  Confidential Information marked “confidential,” “proprietary,” or similar language may be orally so designated or may not be marked or designated but is nevertheless non-public information of such Disclosing Party.  Confidential Information is received by the Receiving Party in confidence and in trust.  Accordingly, the Receiving Party shall use the Disclosing Party’s Confidential Information only as expressly permitted by this Agreement, and shall limit the disclosure of Confidential Information to consultants, auditors, employees, subcontractors or agents of the Receiving Party or any Financing Party who have a need to know such Confidential Information for purposes expressly authorized by this Agreement and who are bound in writing by confidentiality terms no less restrictive than those contained herein; provided, that the Receiving Party shall use commercially reasonable efforts to coordinate with the Disclosing Party prior to the dissemination of Confidential Information to such parties and shall give the Disclosing Party a reasonable opportunity to object to such dissemination on the grounds that the proposed type or category of Confidential Information is not being disseminated on a “need-to-know” basis.  The Receiving Party shall provide to the Disclosing Party copies of its written confidentiality agreements entered into with its consultants, auditors, employees, subcontractors or agents (and in the case of Buyer, the Financing Party) prior to any disclosure to such parties.  Nothing in this Section  shall prohibit either Party from disclosing to third parties the fact that it has entered into this Agreement with the other Party and disclosing the number of Wind Turbines being purchased or sold and the model number of the Wind Turbines, or to the extent disclosure of information is required in connection with either Party’s application for Permits.  Notwithstanding anything to the contrary contained herein, the Receiving Party may disclose Confidential Information to the extent required to comply with an order of a Governmental Authority with appropriate jurisdiction or as required to be disclosed under Applicable Law or any securities exchange requirement, provided that:

(i)

if the Receiving Party receives such an order, it shall promptly provide a copy of such order to the Disclosing Party, and the Disclosing Party shall have the right to seek to obtain a protective order or other remedy preventing or limiting disclosure.  If such protective order or other remedy is not obtained, the Receiving Party shall furnish only that portion of the Confidential Information that it is advised in writing by counsel that it is legally required to disclose.  The Receiving Party shall use diligent efforts to cooperate with the Disclosing Party in its efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information; and

(ii)

if the Receiving Party is required to make a disclosure of Confidential Information pursuant to any Applicable Law or any securities exchange requirement, the Receiving Party shall first seek confidential treatment of such Confidential Information, and in all such cases, the Disclosing Party shall have the right to approve the description of such Confidential Information being disclosed.

The Receiving Party shall notify the Disclosing Party immediately if the Receiving Party learns of any misappropriation or misuse of the Confidential Information and shall cooperate with the Disclosing Party to prevent such misappropriation or misuse.  The Receiving Party shall return to the Disclosing Party all Confidential Information upon written request or upon expiration or termination of this Agreement and shall certify in writing that it has done so.

15.2

Publicity

.  Neither Buyer nor Supplier shall publish any drawing, photograph, video or film or directly or indirectly disclose any information relating to the Equipment Supply Obligations to the press, radio, television or other news media without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed) and subject to such reasonable conditions as may be prescribed by such Party.

15.3

Survival

.  The provisions of Section  shall survive the termination or expiration of this Agreement.

ARTICLE 16.

REPRESENTATIONS AND WARRANTIES OF SUPPLIER

As of the Effective Date, Supplier hereby represents and warrants to Buyer as follows:

16.1

Due Organization; Valid Existence; Qualified to do Business

.  Supplier is a corporation duly organized under the laws of California, qualified to conduct business in Iowa, and is validly existing and in good standing under the laws of California.

16.2

Due Authorization

.  The execution, delivery and performance of this Agreement by Supplier has been duly authorized by all necessary corporate action on the part of Supplier and does not and will not require the consent of any trustee or holder of any indebtedness or other obligation of Supplier or any other party to any other agreement with Supplier.

16.3

Execution and Delivery

.  This Agreement has been duly executed and delivered by Supplier.  This Agreement constitutes the legal, valid and binding obligation of Supplier enforceable against it in accordance with its terms, except to the extent limited by bankruptcy, insolvency or other similar laws relating to the rights of creditors, or by general principles of equity.

16.4

Governmental Approvals

.  No governmental authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any Governmental Authority is required on the part of Supplier in connection with the execution, delivery or performance of this Agreement, except those which have already been obtained or which Supplier anticipates will be timely obtained in the ordinary course of performance of this Agreement.

16.5

Permits

.  Supplier is (or will be prior to performing any Equipment Supply Obligations at the Project Site) the holder of all Supplier Permits required to permit it to operate or conduct its business now and as contemplated by this Agreement.

ARTICLE 17.

REPRESENTATIONS AND WARRANTIES OF BUYER

As of the Effective Date, Buyer represents and warrants to Supplier as follows:

17.1

Due Organization; Valid Existence; Qualified to do Business

.  Buyer is a corporation, duly organized under the laws of Wisconsin, qualified to conduct business in Iowa, and is validly existing and in good standing under the laws of Wisconsin.

17.2

Due Authorization

.  The execution, delivery and performance of this Agreement by Buyer has been duly authorized by all necessary action on the part of Buyer and does not and will not require the consent of any trustee or holder of any indebtedness or other obligation of Buyer or any other party to any other agreement with Buyer.

17.3

Execution and Delivery

.  This Agreement has been duly executed and delivered by Buyer.  This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except to the extent limited by bankruptcy, insolvency or other similar laws relating to the rights of creditors, or by general principles of equity.

17.4

Governmental Approvals

.  No governmental authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any Governmental Authority is required on the part of Buyer in connection with the execution, delivery or performance of this Agreement, except those which have already been obtained or which Buyer anticipates will be timely obtained in the ordinary course of performance of this Agreement.

17.5

Permits

.  Buyer is (or will be prior to Supplier performing any Equipment Supply Obligations at the Project Site) the holder of all Buyer Permits required to permit it to operate or conduct its business now and as contemplated by this Agreement.

17.6

Accuracy of Information

.  All information provided to Supplier by Buyer related to the Project and the Project Site, including the Climatic Data Sheet and the Project Site Data, to the best of Buyer’s knowledge, is true, accurate, correct and complete in all material respects, and Buyer has no knowledge of any other information that would render the Project Site Data inaccurate or misleading in any material respect.

17.7

Correct Project Commercial Information

.  All assumptions and projections supplied to Supplier and relating to the calculation of any of the Project’s capacity output, including the anticipated Project output, are Buyer’s reasonable and good faith estimates, and all information and data supplied to Supplier are accurate.

ARTICLE 18.

DEFAULT AND TERMINATION

18.1

Supplier Defaults

.  The occurrence of any one or more of the following events shall constitute an event of default by Supplier hereunder (a “Supplier Event of Default”):

18.1.1

Supplier fails to pay to Buyer any payment required under this Agreement which is not in dispute, and such failure continues for ten (10) days after receipt of Written Notice of such failure;

18.1.2

Any representation or warranty of Supplier contained in this Agreement shall prove to be false or misleading at the time such representation or warranty is made and has a material adverse effect on either Party’s ability to perform its obligations hereunder, and such false or misleading representation or warranty and material adverse effect continues uncured for thirty (30) days after receipt of Written Notice from Buyer;

18.1.3

Supplier or Supplier Parent voluntarily commences bankruptcy, insolvency, reorganization, stay, moratorium or similar debtor-relief proceedings, or shall have become insolvent or generally does not pay its debts as they become due, or admits in writing its inability to pay its debts, or makes an assignment for the benefit of creditors and, with respect to Supplier Parent, Supplier has not delivered to Buyer another guaranty, bank bond or a letter of credit in a form reasonably acceptable to Buyer to replace the Supplier Parent Guaranty;

18.1.4

Insolvency, receivership, reorganization, bankruptcy, or similar proceedings shall have been commenced against Supplier or Supplier Parent and such proceedings remain undismissed or unstayed for a period of ninety (90) days and, with respect to Supplier Parent, Supplier has not delivered to Buyer another guaranty, bank bond or a letter of credit in a form reasonably acceptable to Buyer to replace the Supplier Parent Guaranty;

18.1.5

Supplier Parent disavows its obligations under the Supplier Parent Guaranty or Supplier fails to cause the Supplier Parent Guaranty to be maintained in full force and effect in accordance with its terms and such disavowal or failure continues for ten (10) days after receipt of Written Notice of such disavowal or failure and Supplier has not delivered to Buyer another guaranty, bank bond or a letter of credit in a form reasonably acceptable to Buyer to replace the Supplier Parent Guaranty; or

18.1.6

Except as otherwise expressly provided for in this Section , Supplier is in material breach of its obligations under this Agreement (other than obligations for which liquidated damages are available therefor) and such material breach continues uncured for thirty (30) days after receipt of Written Notice from Buyer.

18.2

Buyer Defaults

.  The occurrence of any one or more of the following events shall constitute an event of default by Buyer hereunder (a “Buyer Event of Default”):

18.2.1

Buyer fails to pay to Supplier any payment required under this Agreement which is not in dispute, and such failure continues for ten (10) days after receipt of Written Notice of such failure;

18.2.2

Any representation or warranty of Buyer contained in this Agreement shall prove to be false or misleading at the time such representation or warranty is made and has a material adverse affect on either Party’s ability to perform its obligations hereunder, and such false or misleading representation or warranty and material adverse effect continues uncured for thirty (30) days after receipt of Written Notice from Supplier;

18.2.3

Buyer or Buyer Parent voluntarily commences bankruptcy, insolvency, reorganization, stay, moratorium or similar debtor-relief proceedings, or shall have become insolvent or generally does not pay its debts as they become due, or admits in writing its inability to pay its debts, or makes an assignment for the benefit of creditors and, with respect to Buyer Parent, Buyer has not delivered to Supplier another guaranty, bank bond or a letter of credit in a form reasonably acceptable to Supplier to replace the Buyer Parent Guaranty;

18.2.4

Insolvency, receivership, reorganization, bankruptcy, or a similar proceeding shall have been commenced against Buyer or Buyer Parent and such proceeding remains undismissed or unstayed for a period of ninety (90) days and, with respect to Buyer Parent, Buyer has not delivered to Supplier another guaranty, bank bond or a letter of credit in a form reasonably acceptable to Supplier to replace the Buyer Parent Guaranty;

18.2.5

Buyer Parent disavows its obligations under the Buyer Parent Guaranty or Buyer fails to cause the Buyer Parent Guaranty to be maintained in full force and effect in accordance with its terms and such disavowal or failure continues for ten (10) days after receipt of Written Notice of such disavowal or failure and Buyer has not delivered to Supplier another guaranty, bank bond or a letter of credit in a form reasonably acceptable to Supplier to replace the Buyer Parent Guaranty;

18.2.6

Except as otherwise expressly provided for in this Section , Buyer is in material breach of its obligations under this Agreement and such material breach continues uncured for thirty (30) days after receipt of Written Notice from Supplier;

18.2.7

The Collateral or any part thereof is sold, transferred, assigned, or otherwise disposed of in any manner by Buyer prior to payment in full of the Contract Price unless, prior to such sale or transfer, Buyer has provided to Supplier alternate liquid security reasonably acceptable to Supplier; or

18.2.8

The Collateral or any part thereof is seized or otherwise attached by anyone pursuant to any legal process or other means, including distress, enforcement, execution or any other step or proceeding with similar effect, other than as a result of a breach by Supplier of its representations, warranties or obligations hereunder and other than Liens permitted pursuant to Section , and the same is not released, bonded, satisfied, discharged or vacated within the shorter of a period of (a) fifteen (15) Business Days or (b) ten (10) Business Days less than such period as would permit such property or any part thereof to be sold pursuant thereto.

18.3

Cure of an Event of Default

.  An Event of Default shall be deemed cured only if such default shall be remedied within the relevant time period, if any, specified in Sections  and  after Written Notice has been sent to the defaulting Party from the non-defaulting Party specifying the default and demanding that the same be remedied (provided that failure of a Party to provide such notice shall not be deemed a waiver of such default).  Notwithstanding the foregoing, in the event of a Supplier Event of Default under Sections , , or  or a Buyer Event of Default under Sections ,  or , if such default is not reasonably capable of cure within the applicable time period specified thereunder but such default is reasonably capable of cure within the additional cure period set forth in this Section , then the default shall not be deemed an Event of Default if the defaulting Party commences to remedy the default within the relevant cure period set forth therein and thereafter diligently pursues such remedy until such default is fully cured; provided, however, that in no event shall such additional period of time for the defaulting Party to effect a cure for any such default exceed sixty (60) days.  Notwithstanding anything contained herein, there shall be no additional cure period allowed for a breach by Supplier under Section  or by Buyer under Section .  Buyer agrees that it shall not terminate this Agreement in respect of any Supplier Event of Default under Section  occurring with respect to Supplier, but not Supplier Parent, if Supplier Parent shall have (i) cured in all material respects all such Supplier Events of Default (other than any default under Sections  or ) and (ii) if there is then also a Supplier Event of Default under Section  or , irrevocably assumed this Agreement and the other Contract Documents.  Any such assumption shall be pursuant to a written agreement reasonably acceptable to Buyer.  Supplier agrees that it shall not terminate this Agreement in respect of any Buyer Event of Default under Section  occurring with respect to Buyer, but not Buyer Parent, if Buyer Parent shall have (i) cured in all material respects all such Buyer Events of Default (other than any default under Sections  or ) and (ii) if there is then also a Buyer Event of Default under Sections  or , irrevocably assumed this Agreement and the other Contract Documents.  Any such assumption shall be pursuant to a written agreement reasonably acceptable to Supplier.

18.4

Event of Default Remedies.

18.4.1

Termination.  Upon the occurrence of an Event of Default and following any applicable cure period without the defaulting Party having cured such Event of Default, the non-defaulting Party, without prejudice to any remedy provided herein or otherwise available at law or in equity, may, by Written Notice to the defaulting Party, terminate this Agreement.  Except as provided in Section , termination of this Agreement shall be without prejudice to any other rights or remedies which a Party may have against the other, and no termination of this Agreement shall constitute a waiver, release or estoppel by either Party of any right, action or cause of action it may have against the other.

18.4.2

Right to Suspend Performance.  In addition to the right to terminate pursuant to Section , upon the occurrence of a Buyer Event of Default, Supplier shall have the right to stop performance of the Equipment Supply Obligations or any portion thereof until such Buyer Event of Default has been cured, in which case Supplier shall be entitled to a Change Order for any increased costs and for any required extension to the Project Schedule and Guaranteed Delivery Dates attributable to the suspension of the Equipment Supply Obligations.

18.4.3

Force Majeure Termination.  If the Equipment Supply Obligations, or a material portion thereof, is delayed or interrupted for more than six (6) months by reason of a Force Majeure Event, either Party may terminate this Agreement by providing thirty (30) days Written Notice thereof to the other Party and thereafter neither Party shall have any further obligations or liabilities hereunder, subject to Section .

18.5

Termination For Buyer Event of Default

.  In the event that this Agreement is terminated by Supplier pursuant to Section :

18.5.1

Supplier shall immediately (a) discontinue the Equipment Supply Obligations, (b) conduct an inventory of the equipment and materials related to the Equipment Supply Obligations on the Project Site or en route to the Project Site, (c) remove its personnel and equipment related to the Equipment Supply Obligations from the Project Site, (d) remove from the Project Site and dispose of all waste, rubbish and debris associated with the Equipment Supply Obligations, and (e) take such steps, at Buyer’s sole cost and expense, as are reasonably necessary to preserve, inventory and protect that portion of the Turbine Equipment to which Buyer is expected to take title under Section  that is completed or in progress and is at the Project Site, stored off-site, or in transit;

18.5.2

Buyer shall, within ten (10) Business Days following receipt of an invoice therefor, pay Supplier (i) for all Turbine Equipment delivered, that portion of the Equipment Supply Obligations performed and all other amounts due hereunder through and including the date of such termination in accordance with the requirements of this Agreement, reduced by any amounts previously paid by Buyer, (ii) for the reasonable out-of-pocket expense of negotiating and paying termination costs under Subcontracts and purchase orders, storage costs, transportation costs and all other costs incurred by Supplier that are reasonably necessary for the preservation, protection or disposition of the Equipment Supply Obligations (including unused equipment and the Turbine Equipment), (iii) for any loss sustained to or upon any equipment, materials, tools, construction equipment and machinery, (iv) all reasonable costs of demobilization of personnel and equipment; and (v) liquidated damages in the amount of fifteen percent (15%) of that portion of the Contract Price remaining unpaid after Buyer makes the payment required under the foregoing clause (i).

18.5.3

Upon making the foregoing payment and subject to Section , Buyer shall take exclusive possession of and title to all Turbine Equipment paid for and completed or partially completed through the date of termination, and thereafter, may finish the Equipment Supply Obligations and complete the Project.  Any such Equipment Supply Obligations performed by or on behalf of Buyer shall be excluded from any warranties given hereunder and under the Warranty Agreement.

18.5.4

The Parties acknowledge and agree that because of the unique nature of the Project, the Turbine Equipment, the schedule for completion and the uncertainty of substitute alternative purchasers, it is impracticable or extremely difficult to determine with precision the amount of damages that would or might be incurred by Supplier as a result of Supplier terminating this Agreement due to a Buyer Event of Default.  It is understood and agreed by the Parties that (a) Supplier shall be damaged by such termination, (b) it would be impracticable or extremely difficult to fix the actual damages resulting therefrom, (c) any sums which would be payable under clause (v) of Section  are in the nature of liquidated damages, and not a penalty, and are fair and reasonable, and (d) each such payment represents a reasonable estimate of fair compensation for the losses that may reasonably be anticipated from such termination.

18.6

Termination For Supplier Event of Default

.  In the event that this Agreement is terminated by Buyer pursuant to Section :

18.6.1

Supplier shall immediately (a) discontinue the Equipment Supply Obligations, (b) conduct an inventory of the equipment and materials related to the Equipment Supply Obligations on the Project Site or en route to the Project Site, (c) remove its personnel and equipment from the Project Site, (d) remove from the Project Site and dispose of all waste, rubbish and debris associated with the Equipment Supply Obligations, (e) execute any documents or instruments reasonably requested by Buyer related to the assignment to Buyer of Supplier’s Subcontracts (provided, however, that notwithstanding anything herein to the contrary, in the case of the purchase order for the Wind Turbines with Supplier Parent (or its Affiliates), Supplier shall only be required to assign a separately created, stand-alone purchase order for the supply of such Wind Turbines and not the purchase order issued by Supplier pursuant to the “frame agreement” (nor the “frame agreement” itself) between Supplier and Supplier Parent which, among other things, includes the exclusive license to sell the wind turbines in North America), (f) assign, to the extent assignable, all Supplier Permits then held by Supplier pertaining to the Project as Buyer may reasonably direct, and (g) take such steps, at Supplier’s sole cost and expense, as are reasonably necessary to preserve, inventory and protect that portion of the terminated Equipment Supply Obligations to which Buyer is expected to take title under Section  that is completed or in progress and is at the Project Site, stored off-site, or in transit;

18.6.2

Buyer shall, within ten (10) Business Days following receipt of an invoice therefor, pay Supplier for all Turbine Equipment delivered, that portion of the Equipment Supply Obligations performed and all other amounts due hereunder through and including the date of such termination in accordance with the requirements of this Agreement, reduced by any amounts previously paid by Buyer; provided that if the Down Payment exceeds the amount payable to Supplier pursuant to this sentence, Supplier shall refund to Buyer the portion of the Down Payment in excess of such payment to Supplier.  The reasonable out-of-pocket expenses of negotiating and paying termination costs under terminated subcontracts and purchase orders, storage costs, transportation costs and all other costs incurred which are reasonably necessary for the preservation, protection or disposition of the terminated Equipment Supply Obligations (including unused equipment and the Wind Turbines), any loss sustained to or upon any equipment, materials, tools, construction equipment and machinery and all reasonable costs of demobilization of personnel and equipment shall be borne by Supplier. In addition, Supplier shall be liable for, and shall pay to Buyer, any costs in excess of the Contract Price reasonably incurred by Buyer to complete the Equipment Supply Obligations, or any portion thereof, not completed by Supplier;

18.6.3

Subject to Section 17.8, Buyer shall take exclusive possession of and title to all Equipment Supply Obligations paid for and completed or partially completed through the date of termination, and the associated Turbine Equipment, including all or any part thereof delivered or en route to the Project Site, and, thereafter, may complete the Project.  Any such work performed by or on behalf of Buyer shall be excluded from any warranties given hereunder and under the Warranty Agreement.

18.7

Termination For Force Majeure Event

.  In the event that this Agreement is terminated by either Party pursuant to Section :

18.7.1

Supplier shall immediately (a) discontinue the Equipment Supply Obligations, (b) conduct an inventory of the equipment and materials related to the Equipment Supply Obligations on the Project Site or en route to the Project Site, (c) remove its personnel and equipment from the Project Site, (d) remove from the Project Site and dispose of all waste, rubbish and debris associated with the Equipment Supply Obligations, (e) execute any documents or instruments reasonably requested by Buyer related to the assignment to Buyer of Supplier’s Subcontracts (provided, however, that notwithstanding anything herein to the contrary, in the case of the purchase order for the Wind Turbines with Supplier Parent (or its Affiliates), Supplier shall only be required to assign a separately created, stand-alone purchase order for the supply of such Wind Turbines and not the purchase order issued by Supplier pursuant to the “frame agreement” (nor the “frame agreement” itself) between Supplier and Supplier Parent which, among other things, includes the exclusive license to sell the wind turbines in North America), (f) assign, to the extent assignable, all Supplier Permits then held by Supplier pertaining to the Project as Buyer may reasonably direct, and (g) take such steps, at Buyer’s sole cost and expense, as are reasonably necessary to preserve, inventory and protect that portion of the Equipment Supply Obligations to which Buyer is expected to take title under Section  that is completed or in progress until the same is delivered to the Project Site;

18.7.2

Buyer shall, within ten (10) Business Days following receipt of an invoice therefor, make a termination payment to Supplier for (i) all Turbine Equipment delivered, that portion of the Equipment Supply Obligations performed and all other amounts due hereunder through and including the date of such termination in accordance with the requirements of this Agreement, reduced by any amounts previously paid by Buyer, (ii) all reasonable out-of-pocket expenses of negotiating and paying termination costs under Subcontracts and purchase orders, storage costs, transportation costs and all other costs incurred which are reasonably necessary for the preservation, protection or disposition of the Equipment Supply Obligations (including unused equipment and the Turbine Equipment), (iii) any loss sustained to or upon any equipment, materials, tools, construction equipment and machinery and (iv) all reasonable costs of demobilization of personnel and equipment; provided that if the Down Payment exceeds the amount payable to Supplier pursuant to this sentence, Supplier shall refund to Buyer the portion of the Down Payment in excess of such payment to Supplier; and

18.7.3

Upon making the foregoing payment and subject to Section , Buyer shall have the option to take exclusive possession of and title to all Turbine Equipment paid for and completed or partially completed through the date of termination, including all or any part thereof delivered or en route to the Project Site.

18.8

Limitations on Transfer of Title Upon Termination

.  Notwithstanding anything in this  to the contrary, but subject to Section , upon termination of this Agreement Buyer shall not take title to any partially manufactured Wind Turbines or Towers; provided, however, that Buyer shall receive a credit equal to that portion of the Contract Price paid by Buyer and attributable to any partially manufactured Wind Turbine or Tower to which Buyer did not receive title prior to termination.

18.9

Surviving Obligations

.  Termination or expiration of this Agreement, except as otherwise provided in any provision of this Agreement expressly limiting the liability of either Party, shall not relieve either Buyer or Supplier of any obligations or liabilities for (i) Losses to the other Party arising out of or caused by acts or omissions of such Party prior to the effectiveness of such termination or expiration or arising out of such termination or expiration, or (ii) the Equipment Supply Obligations or other services hereunder already performed by a Party prior to the date of termination.  This  shall survive the termination or expiration of this Agreement.

ARTICLE 19.

INDEMNIFICATION FOR THE EQUIPMENT SUPPLY OBLIGATIONS
AND INDEMNIFICATION FOR INFRINGEMENT

19.1

Indemnification By Buyer

.  Buyer hereby agrees to indemnify, defend and hold harmless Supplier and the Subcontractors and any of their respective officers, agents, shareholders, partners, members, Affiliates, employees, representatives, consultants, advisors and/or their respective assigns (each a “Supplier Indemnified Party”), from and against any and all Losses incurred or suffered by Supplier or any Supplier Indemnified Party for (a) any violation of any Applicable Law or Permit to be complied with hereunder by any Buyer Responsible Party; (b) injury to or death of persons including employees of Buyer; (c) any loss of or physical damage to the property of any Supplier Indemnified Party or any third parties, to the extent not covered by Supplier’s insurance, and to the extent arising out of or resulting from  (i) any misuse of the Turbine Equipment by Buyer after the delivery of the Turbine Equipment to the Delivery Point, (ii) the intentional or negligent acts or omissions of Buyer, its subcontractors, or any Person or entity directly employed by either of them, or any Person or entity for whose acts any of them are liable during the performance of the Balance of Plant Work (collectively, “Buyer Responsible Parties”), or (iii) claims by third parties regarding the Turbine Equipment or the performance thereof after the Commissioning Completion Date which claims are not attributable to defects or breach of warranties by Supplier hereunder or under the Warranty Agreement; and (d) any failure of any Buyer Responsible Party to pay for Taxes or Sales Taxes for which Buyer is responsible pursuant to this Agreement; provided, however, that Buyer shall have no liability for any Losses to the proportionate extent resulting from any Supplier Responsible Party’s performance or non-performance under this Agreement or the negligence or willful misconduct of any Supplier Responsible Party.

19.2

Indemnification By Supplier

.  Supplier hereby agrees to indemnify, defend and hold harmless Buyer and any Financing Party and any of their respective officers, agents, shareholders, partners, members, employees, representatives, consultants, advisors and/or their respective assigns (each a “Buyer Indemnified Party”), from and against any and all Losses incurred or suffered by Buyer or any Buyer Indemnified Party for (a) any violation of any Applicable Law or Permit to be complied with hereunder by any Supplier Responsible Party; (b) injury to or death of persons including employees of Supplier; (c) any loss of or physical damage to the property of any Buyer Indemnified Party or any third parties to the extent not covered by Buyer’s insurance, and to the extent they are the result of the intentional or negligent acts or omissions of Supplier, its Subcontractors or any Person or entity directly employed by either of them, or any Person or entity for whose acts any of them are liable during the performance of Supplier’s obligations under this Agreement (collectively, the “Supplier Responsible Parties”); and (d) any failure of any Supplier Responsible Party to pay for Taxes for which Supplier is responsible pursuant to this Agreement; provided, however, that Supplier shall have no liability for damages to the proportionate extent resulting from any Buyer Responsible Party’s performance or non-performance under this Agreement or the negligence or willful misconduct of any Buyer Responsible Party.  The Parties agree that obligations giving rise to the payment of liquidated damages under this Agreement shall not give rise to a claim of indemnity under this Section .

19.3

Comparative Negligence

.  It is the intent of the Parties that where, as between the Parties, negligence is determined to have been joint or contributory, principles of comparative negligence will be followed and each Party shall bear the proportionate cost of any loss, damage, expense or liability attributable to that Party’s negligence.

19.4

Indemnity from Liens

.  Supplier shall indemnify and protect Buyer, the Financing Party, and their respective Affiliates, officers, directors, members, agents and employees from and against all Liens (a) arising from the performance of the Equipment Supply Obligations by Supplier or its Subcontractors or Vendors and (b) in respect of the Turbine Equipment, in each case other than those Liens that Supplier is permitted to maintain hereunder or for which Supplier has provided security pursuant to Section 3.18.2 and Liens created by or arising through Buyer.

19.5

Indemnification Procedure

.  When a Party hereunder (“Indemnifying Party”) is required to indemnify the other Party (“Indemnified Party”) in accordance with this , the Indemnifying Party shall assume on behalf of such Indemnified Party, and conduct with due diligence and in good faith, the defense of any claim against such Party, whether or not the Indemnifying Party shall be joined therein, and the Indemnified Party shall cooperate with the Indemnifying Party in such defense.  The Indemnifying Party shall be in charge of the defense and settlement of such claim; provided, however, that without relieving the Indemnifying Party of its obligations hereunder or impairing the Indemnifying Party’s right to control the defense or settlement thereof, the Indemnified Party may elect to participate through separate counsel in the defense of any such claim, but the fees and expenses (including attorneys’ fees and legal costs) shall be at the expense of such Indemnified Party.  Notwithstanding the foregoing, in the event that (a) the Indemnified Party shall have reasonably concluded, acting in good faith and on the advice of counsel, that there exists a material conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such claim, (b) the Indemnifying Party shall not have employed counsel to assume the defense of such claim within a reasonable time after Written Notice from the Indemnified Party of the commencement of an action thereon or (c) the Indemnifying Party fails to contest such claim in good faith by appropriate proceedings within a reasonable time following written demand therefor from the Indemnified Party, then in any such event the Indemnified Party shall be entitled, upon Written Notice to the Indemnifying Party, to assume control of the defense or settlement of such claim and shall be entitled to use its own counsel, the fees and expenses (including reasonable attorneys’ fees and legal costs) of which shall be paid or reimbursed by the Indemnifying Party to the Indemnified Party.  No Indemnifying Party shall settle any such claims or actions in a manner which would require any action or forbearance from action by any Indemnified Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

19.6

Buyer’s Hazardous Substance Indemnity

.  Buyer shall indemnify, defend and hold harmless Supplier, Supplier Parent and their respective officers, directors, employees, agents, Affiliates, and representatives, from and against any and all claims, demands, suits, liabilities, injuries (personal or bodily), property damage, causes of action, losses, costs, expenses, damages or penalties, including court costs and reasonable attorneys’ fees, arising out of, or resulting from, or occasioned by or in connection with any Hazardous Substance existing at the Project Site as of the Effective Date, or introduced to the Project Site after the Effective Date by any Person other than Supplier or its Subcontractors or their respective agents and employees.

19.7

Infringement Indemnification

.  Supplier shall indemnify, defend and hold Buyer harmless from and against any and all claims that any sale or use of the Turbine Equipment or licensing of Supplier’s Intellectual Property to Buyer hereunder constitutes patent or copyright infringement or improper use of other proprietary rights (including any license on other intellectual property rights, whether by way of copyright or otherwise), unless such alleged infringement or improper use is (a) at the direction of Buyer, (b) the combination of the item with other products, materials, equipment, parts or apparatus and not approved by Supplier acting reasonably, or (c) a failure to promptly install an update.  Notwithstanding Section , Supplier shall have sole control of the defense and settlement of any and all such claims.  Furthermore, should any such claim materially impair Supplier’s performance of the Equipment Supply Obligations or continued operations, then Supplier shall use all reasonable efforts to procure, at its own expense, the right to continue its performance of the Equipment Supply Obligations, including, without limitation, at its own election (1) modifying infringing Turbine Equipment to make it non-infringing, (2) procuring right of continued use, or (3) substituting such Turbine Equipment with non-infringing equipment satisfying all technical specifications applicable to such Turbine Equipment.  This Section  states the entire liability and obligation of Supplier or any affiliate with respect to infringement or claims of infringement or any patent, copyright, trade secret or other intellectual property right by the Turbine Equipment or Licensed Materials.

19.7.1

This Section  does not apply to, and Supplier assumes no liability with respect to, claims for patent infringement made in relation to Turbine Equipment modified or caused to be modified by Buyer after delivery to the Delivery Point, to the extent that such claims relate, in whole or in part, to (a) Buyer’s modification of the Turbine Equipment made without Supplier’s written consent, (b) the combination of the item with other products, materials, equipment, parts or apparatus and not approved by Supplier acting reasonably, or (c) a failure to promptly install an update required by Supplier.

19.7.2

Buyer shall notify Supplier in writing as soon as Buyer shall receive notice of any claims alleging infringement of patents or other proprietary rights occurring in connection with Supplier’s performance of the Equipment Supply Obligations, and shall provide Supplier with all information in its possession relevant to such claim.  In turn, Supplier shall notify Buyer as soon as practical in writing of any claims which Supplier may receive alleging infringement of patents or other proprietary rights which may affect Supplier’s performance of the Equipment Supply Obligations under this Agreement or Buyer’s right to own, operate and maintain the Turbine Equipment.

19.8

Availability of Insurance

.  Notwithstanding anything to the contrary in this , neither Party will be required to provide any indemnification to the other Party for any Losses when and to the extent that insurance proceeds are available therefor.

19.9

Survival

.  The indemnities set forth in this  shall survive the termination or expiration of this Agreement.

ARTICLE 20.

ARBITRATION

20.1

Arbitration Procedure

.  Any controversy, claim or dispute between the Parties hereto arising out of or related to this Agreement, or the alleged breach, termination, or invalidity hereof (“Dispute”), will be submitted for arbitration before a single arbitrator in accordance with the provisions contained herein and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect at the time of the arbitration (“Rules”) (but such arbitration shall not be required to be conducted under the auspices of AAA); provided, however, that notwithstanding any provisions of such Rules, the Parties shall have the right to take depositions (up to three (3) per Party) and obtain documents from the other Party regarding the subject matter of the arbitration.  Experts retained by a Party for the Dispute shall prepare reports in accordance with Fed. R. Civ. P. 26, which reports shall be exchanged as directed by the arbitrator.  Further discovery of expert witnesses shall be permitted at the discretion of the arbitrator.  If the Parties cannot agree upon an arbitrator within twenty (20) days following the service of the Arbitration Notice, then the arbitrator shall be selected pursuant to 9 U.S.C. sec. 5 or applicable state law.  Any Party desiring arbitration shall serve on the other Party, its notice of intent to arbitrate (“Arbitration Notice”).  The Arbitration Notice shall be made within a reasonable time after the Dispute has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such Dispute would be barred by the applicable statute of limitations.  All arbitration shall take place in the City of Chicago, Illinois, unless otherwise agreed to by the Parties.  Each Party shall be required to exchange documents to be used in the arbitration proceeding not less than fifteen (15) days prior to the arbitration or as directed by the arbitrator.  The Parties shall use all commercially reasonable efforts to conclude the arbitration as soon as practicable.  The arbitrator shall determine all questions of fact and law relating to any Dispute hereunder, including but not limited to whether or not any Dispute is subject to the arbitration provisions contained herein.  The arbitration proceedings provided hereunder are hereby declared to be self executing, and it shall not be necessary to petition a court to compel arbitration.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

20.2

Attorneys’ Fees

.  In any arbitration or litigation to enforce the provisions of this Agreement, the prevailing Party in such action shall be entitled to the recovery of its reasonable legal fees and expenses (including reasonable attorneys’ fees and legal costs), fees of the arbitrator, costs and expenses such as expert witness fees, as fixed by the arbitrator or court without necessity of noticed motion.

20.3

Performance During Dispute

.  Subject to Section  with respect to termination of this Agreement and to Supplier’s right to suspend performance of the Equipment Supply Obligations as provided in Section , while any controversy, dispute or claim arising out of or relating to this Agreement is pending, Buyer and Supplier shall continue to perform their obligations hereunder notwithstanding such controversy, dispute or claim.

20.4

Third Parties

.  If a controversy, claim, dispute or difference arises between Buyer and Supplier which is subject to the arbitration provisions hereunder and there exists or later arises a controversy, claim, dispute or difference between Buyer and/or Supplier and any third party arising out of or related to the same transaction or series of transactions (“Third Party Controversy”), Buyer or Supplier shall be entitled to require that (i) the other Party be joined as a party to any arbitration of such Third Party Controversy being pursued with such third party and Supplier or Buyer (as the case may be) shall permit, and cooperate in, such joinder or (ii) the third party be joined as a party to the arbitration proceeding hereunder; provided, however, that for purposes of clause (i) above the third party must be a party to an agreement with Supplier or Buyer, or Affiliate of Supplier or Buyer, which provides for arbitration of disputes thereunder in accordance with rules and procedures substantially the same in all material respects as provided for herein; and provided, further that, for purposes of clause (ii) above, the third party consents to such joinder within ten (10) days after an Arbitration Notice has been filed.  Once a third party is joined to a dispute hereunder pursuant to this Section , such third party shall be entitled to treatment as a Party for purposes of the arbitration procedures of this .

20.5

Language

.  All arbitration proceedings shall be conducted in the English language.

20.6

Survival

.  The provisions set forth in this  shall survive the termination or expiration of this Agreement.

ARTICLE 21.

GENERAL PROVISIONS

21.1

Waiver

.  No delay or omission by the Parties in exercising any right or remedy provided for herein shall constitute a waiver of such right or remedy nor shall it be construed as a bar to or waiver of any such right or remedy on any future occasion.

21.2

Right of Waiver

.  Each Party, in its sole discretion, shall have the right, but shall have no obligation, to waive, defer or reduce any of the requirements to which the other Party is subject under this Agreement at any time; provided, however, that neither Party shall be deemed to have waived, deferred or reduced any such requirements unless such action is in writing and signed by the waiving Party.  A Party’s exercise of any rights hereunder shall apply only to such requirements and on such occasions as such Party may specify and shall in no event relieve the other Party of any requirements or other obligations not so specified.

21.3

Successors and Assigns

.  This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of Supplier and Buyer.  This Agreement, and any rights or obligations hereunder, may only be assigned or otherwise transferred in whole, and not in part, and must be assigned with the other Contract Documents.  Further, neither Party may assign this Agreement, or any rights or obligations hereunder, except: (i) upon the prior written consent of the other Party, which consent shall not be unreasonably withheld, provided that Supplier shall have no obligation to consent to any assignment unless the proposed assignee or transferee is (A) a creditworthy entity with a net worth at least equal to the net worth of Buyer on the date of assignment or transfer and (B) not a wind turbine manufacturer or an Affiliate of a wind turbine manufacturer; (ii) to an Affiliate upon prior Written Notice to the other Party, provided, however, that in the case of Buyer, such Affiliate is not a wind turbine manufacturer or an Affiliate of a wind turbine manufacturer; (iii) to a Financing Party as collateral security upon prior Written Notice to the other Party; or (iv) upon prior Written Notice to the other Party to any entity succeeding to all or substantially all of such Party’s assets.  Notwithstanding the foregoing, upon any assignment of this Agreement by either Party, the Buyer Parent Guaranty or the Supplier Parent Guaranty, as applicable, will remain in full force and effect until Supplier or Buyer, as applicable, is issued and accepts alternate payment security.  No assignment or other transfer shall relieve either Party of its respective obligations hereunder.  Any assignment not in conformity with this Agreement shall be null and void and shall be deemed to be a material breach of this Agreement.  For purposes of this Agreement, an assignment shall be deemed to include any transfer or sale of all or substantially all of the assets or business of a Party or a merger, consolidation or other transaction that results in a change in control of a Party.

21.4

Notices

.  Any notice or invoice required or authorized to be given hereunder or any other communications between the Parties provided for under the terms of this Agreement shall be in writing (unless otherwise provided) and shall be served personally or by reputable next Business Day express courier service or by facsimile transmission addressed to the relevant Party at the address stated below or at any other address notified by that Party to the other as its address for service.  Any notice so given personally shall be deemed to have been served on delivery, any notice so given by express courier service shall be deemed to have been served the next Business Day after the same shall have been delivered to the relevant courier, and any notice so given by facsimile transmission shall be deemed to have been served on transmission and receipt of confirmation of successful transmission during normal business hours.  As proof of such service it shall be sufficient to produce a receipt showing personal service, the receipt of a reputable courier company showing the correct address of the addressee or an activity report of the sender’s facsimile machine showing the confirmation of successful transmission.

The Parties’ addresses for notice and service are:

To Buyer:	Madison Gas and Electric Company 133 South Blair Street Madison, WI 53703 Attention: Gregory A. Bollom, Assistant Vice President – Energy Planning Telephone: (608) 252-4748 Facsimile: (608) 252-7098

To Supplier:	Vestas-American Wind Technology, Inc. 1881 SW Naito Parkway, Ste. 100 Portland, OR 97201 Attention: President Telephone: (503) 327-2000 Facsimile: (503) 327-2001

21.5

Governing Law

.  This Agreement and all matters arising hereunder or in connection herewith shall be governed by, interpreted under, construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than Section 5-1401 of the New York General Obligations Law).

21.6

Consent to Jurisdiction

.  Each of the Parties hereby irrevocably consents and agrees that any legal action or proceedings brought to enforce any arbitral award granted pursuant to  may be brought in the United States or New York state courts located in the borough of Manhattan, City of New York and by execution and delivery of this Agreement, each of the Parties hereby (i) accepts the jurisdiction of the foregoing courts for purposes of enforcement of any such arbitral award, (ii) irrevocably agrees to be bound by any final judgment (after any appeal) of any such court with respect thereto, and (iii) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceedings with respect hereto brought in any such court, and further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceedings brought in any such court has been brought in an inconvenient forum.  Each of the Parties agrees that a final judgment (after any appeal) in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner to the extent provided by law.

21.7

Amendments

.  This Agreement may be modified or amended only by an instrument in writing signed by the Parties hereto.

21.8

Entire Agreement

.  This Agreement and the other Contract Documents contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous discussions, agreements and commitments between the Parties with respect thereto, and any prior and contemporaneous confidentiality agreements executed by the Parties in respect of the transactions contemplated by this Agreement and the other Contract Documents, and there are no agreements or understandings between the Parties respecting the subject matter hereof or thereof, whether oral or written, other than those set forth herein or therein and neither Party has relied upon any representation, express or implied not contained in this Agreement.

21.9

Certain Expenses

.  If Supplier incurs any out-of-pocket cost or expense (including attorneys’ fees) in connection with any collateral assignment to or cooperation with any Financing Party, Buyer shall pay Supplier for such reasonable costs and expenses upon demand therefor.

21.10

Conflicting Provisions

.  In the event of any inconsistencies between this Agreement and the other Contract Documents, the following order of precedence in the interpretation hereof or resolution of such conflict hereunder shall prevail:

(i)

duly authorized and executed Change Orders and written amendments to this Agreement executed by both Parties, in reverse chronological order, with recent Change Orders and written amendments having priority over earlier Change Orders and written amendments.

(ii)

this Agreement;

(iii)

the Warranty Agreement;

(iv)

the Service Agreement;

(v)

the Exhibits hereto; and

(vi)

drawings produced and delivered pursuant hereto (in respect of which, precedence shall be given to drawings of a larger scale over those of smaller, figured dimensions on the drawings shall control over scaled dimensions, and noted materials shall control over undimensioned graphic indications).

21.11

No Partnership Created

.  Supplier is an independent contractor and nothing contained herein shall be construed as constituting any relationship with Buyer other than that of purchaser and independent contractor, nor shall it be construed as creating any relationship whatsoever between Buyer and Supplier, including employer/employee, partners or joint venture parties.

21.12

Survival

.  All provisions of this Agreement that are expressly or by implication to come into or continue in force and effect after the expiration or termination of this Agreement shall remain in effect and be enforceable following such expiration or termination.  The provisions of this  shall survive expiration or termination of this Agreement.

21.13

Further Assurances

.  Supplier and Buyer agree to provide such information, execute and deliver any instruments and documents and to take such other actions as may be necessary or reasonably requested by the other Party which are not inconsistent with the provisions of this Agreement and which do not involve the assumptions of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement.  Until such time as a debt or equity financing with respect to the Project shall be in place, all references herein to the Financing Party, and all requirements for the concurrence, consent or approval of any such Party for any action or inaction hereunder, shall be of no force and effect.

21.14

Counterparts

.  This Agreement may be executed by the Parties in one or more counterparts, all of which taken together, shall constitute one and the same instrument.  The facsimile signatures of the Parties shall be deemed to constitute original signatures, and facsimile copies hereof shall be deemed to constitute duplicate originals.

21.15

NO IMPLIED WARRANTIES

.  THE WARRANTIES OF SUPPLIER SET FORTH IN THIS AGREEMENT, THE SERVICE AGREEMENT AND IN THE WARRANTY AGREEMENT ARE SUPPLIER’S SOLE AND EXCLUSIVE WARRANTIES AND ARE MADE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SUPPLIER MAKES NO OTHER WARRANTIES TO BUYER, EITHER EXPRESS OR IMPLIED, FOR PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CUSTOM, USAGE OR OTHERWISE.  THERE ARE NO OTHER WARRANTIES, AGREEMENTS, ORAL OR WRITTEN, OR UNDERSTANDINGS THAT EXTEND BEYOND THOSE SET FORTH HEREIN, IN THE SERVICE AGREEMENT AND IN THE WARRANTY AGREEMENT, AND NO OTHER WARRANTY, ORAL OR WRITTEN, WHICH MIGHT HAVE BEEN GIVEN BY AN EMPLOYEE, AGENT OR REPRESENTATIVE OF SUPPLIER IS AUTHORIZED BY SUPPLIER.

21.16

Headings

.  The headings to Articles, Sections and Exhibits of this Agreement are for ease of reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained herein.  Similarly, the references to “Buyer” and “Supplier” in this Agreement are shorthand used for convenience only, and shall not alter the fact that Vestas-American Wind Technology, Inc. is licensing, not selling, the Licensed Material to Madison Gas and Electric Company, in accordance with .

21.17

No Rights in Third Parties

.  Except as otherwise expressly provided herein, this Agreement and all rights hereunder are intended for the sole benefit of the Parties hereto and shall not imply or create any rights on the part of, or obligations to, any other Person.

21.18

Severability

.  The invalidity of one or more phrases, sentences, clauses, Sections or Articles contained in this Agreement shall not affect the validity of the remaining portions of this Agreement so long as the material purposes of this Agreement can be determined and effectuated.

21.19

Joint Effort

.  Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.  Any rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, or any amendments or Exhibits hereto.

21.20

Effectiveness

.  This Agreement shall be effective on, and shall be binding upon, the Parties hereto upon the full execution and delivery of this Agreement, as of the Effective Date.

21.21

English Language Documents

.  Any document, manual, certificate or notice required or authorized to be given hereunder for the operation of the Project shall be provided in the English language.

21.22

Notices, Consents and Approvals in Writing

.  Except as otherwise expressly provided herein, any consents, authorizations, notices and approvals contemplated herein shall be in writing.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the duly authorized representatives of Buyer and Supplier as of the date first written above.

VESTAS-AMERICAN WIND TECHNOLOGY, INC., a California corporation By: /s/ Jens Solby Name: Jens Solby Title: President By: /s/ Stephen Wieland Name: Stephen Wieland Title: Business Development Manager	MADISON GAS AND ELECTRIC COMPANY, a Wisconsin corporation By: /s/ Scott A. Neitzel Name: Scott Neitzel Title: Vice President – Energy Supply